UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Safehold Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1114 Avenue of the Americas
39th Floor
New York, New York 10036
Notice of 2023 Annual Meeting of Stockholders

When	Where	Record Date
Tuesday, June 20, 2023 9:00 a.m. Eastern time	A virtual meeting via the internet at www.meetnow.global/MNZWKV7	Stockholders of record at the close of business on April 20, 2023 are entitled to notice of and to vote
Items of Business
Proposal 1	Election of seven directors
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
Proposal 3	Approval of proposed amendments to Amended and Restated 2009 Long Term Incentive Plan
Proposal 4	Non-binding, advisory vote to approve executive compensation (“Say-on-Pay”)
Proposal 5	Advisory vote on the frequency of future Say-on-Pay votes
In addition, we will transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.
Record Date
The Board of Directors (the “Board”) has fixed the close of business on April 20, 2023 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock at the close of business on that date will be entitled to vote at the annual meeting.
By Order of the Board of Directors,
Geoffrey M. Dugan
General Counsel, Corporate and Secretary
New York, New York
May 10, 2023

How to Vote
	Registered Holders	Beneficial Owners
In order to vote online or by telephone, you must have the stockholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials.

By internet	www.envisionreports.com/SAFE	www.proxyvote.com
By phone	In the U.S. or Canada dial toll-free, 24/7 1-800-652-8683	In the U.S. or Canada dial toll-free, 24/7 1-800-690-6903
By mobile device	Scan the QR code	Scan the QR code
By mail	Complete, sign, date and return your proxy card in our prepaid envelope	Complete, sign, date and return your voting instruction form in our prepaid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2023

We make proxy materials available to our stockholders online. You can access proxy materials including our 2022 annual report to stockholders beginning on May 10, 2023 at http://www.envisionreports.com/SAFE.
You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials, which we will send on or about May 10, 2023.
Even if you expect to participate in the annual meeting, please vote your proxy in advance to ensure that your shares will be counted.

Safehold Inc. 2023 Proxy Statement | i

Proposal 1 — Election of Directors
The Board of Directors has nominated seven current directors for election at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) to serve until the 2024 annual meeting of stockholders and until their respective successors have been elected and qualified. All of the nominees currently serve on our Board.
On March 31, 2023, we completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 10, 2022 (“Merger Agreement”), between the Safehold Inc., formerly known as iStar Inc. (“iStar”), a Maryland corporation (the “Company”) and Safehold Inc., a Maryland corporation (“Old SAFE”), which was externally managed by an affiliate of iStar. Pursuant to the terms of the Merger Agreement, Old SAFE merged with and into iStar (the “Merger”), at which time Old SAFE ceased to exist, iStar continued as the surviving corporation, and iStar changed its name to “Safehold Inc.”
In connection with the Merger and pursuant to the Merger Agreement and the Articles of Merger filed in connection with the consummation of the Merger, as of the effective time of the Merger on March 31, 2023, the directors of the Company consist of a total of seven directors, three of whom were designated by the Company and four of whom were designated by Old SAFE: (i) Jay Sugarman, Robin Josephs and Barry W. Ridings, each a continuing director of the Board, (ii) Jesse Hom, Jay Nydick and Stefan Selig, each a former member of the Old SAFE board of directors, and (iii) Marcos Alvarado, the Company’s President and Chief Investment Officer. Jay Sugarman and Robin Josephs were also former members of the Old SAFE board of directors. Stefan Selig serves as our independent lead director.
Candidates for Election as Director
Jay Sugarman, age 61, is our Chairman and Chief Executive Officer. He has served as a member of our Board since 1996, as our Chief Executive Officer since 1997, and as Chairman and Chief Executive Officer of Old SAFE from 2017 until consummation of the Merger. Prior to forming the Company, he managed private investment funds on behalf of the Burden family (a branch of the Vanderbilt family) and the Ziff family. Mr. Sugarman received an undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and a M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the Loeb Award in Finance and the Copeland Award and Gillette Prize in Marketing. Mr. Sugarman was nominated to serve on our Board based on his substantial business and executive leadership experience in building two public companies from inception as founder and Chief Executive Officer of both our Company and Old SAFE, as well as his financial, operational and real estate expertise.
Marcos Alvarado, age 42, currently serves as President and Chief Investment Officer of the Company, responsible for overseeing originations and driving growth across the Company’s $6 billion investment portfolio. Prior to the consummation of the Merger, Mr. Alvarado served as President and Chief Investment Officer of Old SAFE and the Company since 2018. Throughout his career, Mr. Alvarado has closed more than $25 billion of investments across all parts of the capital structure. He was previously Head of Acquisitions & Business Operations for Cadre, a technology-enabled real estate investment platform, and a Managing Director at Starwood Capital. Prior to Starwood Capital, Mr. Alvarado served as Vice President in Lehman Brothers’ Global Real Estate Group. He started his career in Morgan Stanley’s CMBS group. Mr. Alvarado holds a bachelor of arts degree from Dartmouth College. Mr. Alvarado was nominated to serve on our Board based on his executive leadership as President and Chief Investment Officer of both our Company and Old SAFE, as well as his financial, operational and real estate expertise.
Jesse Hom, age 39, is a Managing Director and Global Head of Real Estate Credit and Capital Markets at GIC Private Limited, Singapore’s sovereign wealth fund and one of our significant stockholders, where he has focused on both equity and credit investments since 2008. He served on Old SAFE’s Board from 2021 until consummation of the Merger. Additionally, Mr. Hom sits as a director on several private real estate company boards. He is a graduate of Cornell University with a bachelor’s degree and real estate finance concentration from the School of Hotel Administration. Mr. Hom was nominated to serve on our Board based on his significant investment experience and insights into the governance of real estate companies.
Robin Josephs, age 63, has served as one of our Directors since 1998. Ms. Josephs served as our lead independent director from 2009 until consummation of the Merger, with duties that included presiding at all executive sessions of the independent directors and serving as principal liaison between the Chairman and the independent Directors. From 2005 to 2007, Ms. Josephs was a Managing Director of Starwood Capital Group L.P., a private equity firm specializing
Safehold Inc. 2023 Proxy Statement | 1

Proposal 1 — Election of Directors

in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She served as a director of Old SAFE from 2017 until consummation of the Merger. She currently serves as a director, Chair of the Compensation Committee and a member of the Audit Committee of MFA Financial, Inc. (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities, as a Director and a member of the Audit, Compensation and Nominating Committees of SVF Investment Corp. 2 (NASDAQ: SVFB), and as a director and member of the Audit Committee of Starwood Real Estate Income Trust, Inc., a non-traded REIT. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation. Ms. Josephs received a B.S. degree in Economics magna cum laude from the Wharton School (Phi Beta Kappa) and an M.B.A. degree from Columbia University. Ms. Josephs was nominated to serve on our Board due to her extensive experience as a director of public companies, her finance and accounting experience from her roles in investment banking and private equity, her capital markets experience and background in evaluating and managing real estate investments.
Jay Nydick, age 58, is Co-Founder and Principal of Prospect Ridge Advisors LLC, a leading real estate investment manager, since 2019. He previously served as the Co-Head and Co-Chief Investment Officer of the Real Estate Investment Group at AB Global from 2009 until 2019.He served as a director of Old SAFE from 2017 until consummation of the Merger. Mr. Nydick was the president of the Company from November 2004 until September 2009. Prior to joining the Company, Mr. Nydick spent 14 years as an investment banker at Goldman, Sachs & Co. Mr. Nydick has significant experience in capital markets and commercial real estate. Mr. Nydick holds a bachelor’s degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University. Mr. Nydick was nominated to serve on our Board based on his significant experience in capital markets and commercial real estate.
Barry Ridings, age 71, has served as one of our Directors since 2011. Mr. Ridings retired as a Senior Advisor at Lazard Frères & Co. LLC on December 31, 2022, having previously served as Vice Chairman of U.S. Investment Banking and in other executive positions at the firm for more than 20 years. He has over 35 years of experience in debt and equity offerings, mergers and acquisitions and corporate restructurings. Mr. Ridings serves as a director of Siem Offshore Inc., which operates a fleet of vessels that service offshore oil and gas and renewal energy markets, and of Republic Airways Holdings, a regional airline in the United States operating as American Eagle, Delta Connection and United Express. Mr. Ridings is a member of the Advisory Council for the Cornell University Johnson Graduate School of Business and a director of the Catholic Charities of the Archdiocese of New York. Mr. Ridings has a B.A. in Religion from Colgate University and an M.B.A. in Finance from Cornell University. Mr. Ridings was nominated to serve on our Board due to his extensive experience in investment banking, restructuring, merger and acquisitions and capital markets.
Stefan Selig, age 60, is the founder and managing partner of BridgePark Advisors LLC, a strategic and financial advisory firm. Since consummation of the Merger, Mr. Selig serves as our lead independent director. He served as lead independent director of Old SAFE from 2017 until consummation of the Merger. Mr. Selig served as Under Secretary of Commerce for International Trade at the U.S. Department of Commerce from June 2014 to June 2016, and during this period headed the International Trade Administration, a global bureau of more than 2,200 trade and investment professionals. During this period, he also served as the Executive Director of the Travel and Tourism Advisory Board, sat on the board of directors of the Overseas Private Investment Corporation, was a Commissioner for the Congressional Executive Commission on China and was the Executive Director of the President’s Advisory Council on Doing Business in Africa. Prior to that, he held various senior level leadership positions at Bank of America Merrill Lynch beginning in 1999, including being the Executive Vice Chairman of Global Corporate & Investment Banking from 2009 to 2014, and prior to that, he was Vice Chairman of Global Investment Banking and Global Head of Mergers & Acquisitions. Prior to joining Bank of America Merrill Lynch, he held various senior investment banking positions at UBS Securities and Wasserstein Parella & Co., and began his investment banking career at The First Boston Corporation. Mr. Selig currently serves as a director and a member of the Audit Committee and Compensation Committees of Simon Property Group (NYSE: SPG), as Chairman of the Board of Directors of Venator Materials PLC (NYSE: VNTR) and as a director of other private companies. Mr. Selig was nominated to serve on our Board based on his extensive investment banking, government and economic policy experience.
Each of the nominees has consented to serve as a director if elected. If, at the time of the 2023 Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors, unless the Board chooses to reduce its own size. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than seven persons.
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Proposal 1 — Election of Directors

We believe that our directors should satisfy several qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes discussed below in “Director Nominations and Qualifications.” We also endeavor to have a Board that represents a range of qualities, skills, diverse perspectives and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business activities. The Board considered the key experiences, qualifications, skills and attributes of the director nominees, described herein, in determining to recommend that they be nominated for election.
As described under “Direct Independence” below, all of the nominees, other than Mr. Sugarman and Mr. Alvarado, are independent under the standards prescribed by the New York Stock Exchange (“NYSE”).
Director Nominations and Qualifications
The Nominating and Corporate Governance Committee is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. This committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Nominating and Corporate Governance Committee considers, among other things:
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A high level of personal and professional ethics, integrity, and values and ability to make mature business judgments

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Experience in corporate management, such as serving as an officer or former officer of a publicly held company

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Experience as a board member of another publicly held company

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Professional and academic experience relevant to our industry

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Strength of the individual’s leadership skills

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A reputation for integrity

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Experience in finance and accounting and/or executive compensation practices

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Sufficient available time for preparation, participation and attendance at Board meetings and committee meetings, if applicable

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Geographic background, gender, age and ethnicity

Building on our company-wide diversity, equity and inclusion initiatives, the Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a diverse candidate pool based on race, gender and other groups that have been historically underrepresented on corporate boards.
The Nominating and Corporate Governance Committee also considers whether individuals satisfy the independence criteria set forth in the NYSE listing standards, as well as any special criteria applicable to service on various standing committees of the Board.
The Nominating and Corporate Governance Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the organization. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Nominating and Corporate Governance Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement or enhance the experience, skills, diversity and perspectives of the other members of the Board. The full Board (1) considers candidates that the Committee recommends; (2) considers the optimum size of the Board; (3) determines how to address any vacancies on the Board; and (4) determines the composition of all Board committees.
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Proposal 1 — Election of Directors

Required Vote
The vote of a plurality of all the votes cast at the 2023 Annual Meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A “withhold” vote with respect to the election of directors will be considered present for purposes of determining the presence of a quorum, but because each of our directors is running unopposed, it will have no effect with respect to the outcome of the election of directors.
The Board recommends that you vote FOR the election of the seven director nominees named above.
Board Composition and Attributes
Some of the key attributes of our director nominees and key features of our Board composition are set forth below.
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Proposal 1 — Election of Directors

Diversity

Gender Diversity

14.3%

Racial/Ethnic Diversity

28.6%

Director Tenure
(including service on Board of the Company, f/k/a iStar,
and on Board of Old SAFE, since its inception in 2017)
Safehold Inc. 2023 Proxy Statement | 5

Corporate Governance

Board Leadership Structure
In determining the appropriate Board leadership structure it believes will be in the best interests of the organization and stockholders, the Board takes into account a variety of factors, including the business circumstances and needs at a given time. These positions may be held by one individual or by two different individuals. If the Chairman is not an independent director, the Board will designate a lead independent director.
Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, an independent lead director, independent directors who are actively involved and Board committees chaired by independent directors.
Role of the Chairman
Our Board believes it is in our best interests to have Mr. Sugarman serve as Chairman of our Board and Chief Executive Officer. When combined with the current composition of the Board, the use of a lead independent director, and the other elements of our corporate governance structure, the combined CEO and Chairman position strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs.
Mr. Sugarman is an experienced real estate executive and long-time employee with years of board experience. As CEO he has the primary responsibility of developing corporate strategy and managing our day-to-day business operations. As a Board member, he understands the responsibilities and duties of a director and is well positioned to (1) chair regular Board meetings; (2) provide direction to management regarding the needs, interests and opinions of the Board; and (3) help ensure that key business issues and stockholder matters are brought to the attention of the Board. As both CEO and Chairman, Mr. Sugarman promotes unified leadership and direction for the Board and management. In addition, strong corporate governance structure and process ensures our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. Board committees are comprised solely of independent directors. In this manner, independent directors oversee critical matters, including the integrity of our financial statements, the compensation of our CEO and management executives, management succession planning, financial commitments for capital projects, the selection and annual evaluation of directors, and the development and implementation of corporate governance and corporate responsibility programs.
Our Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as appropriate. The non-employee directors, all of whom are independent within the meaning of the NYSE listing standards, meet in executive session without management either before or after regularly scheduled Board and Board committee meetings to discuss various issues and matters including the effectiveness of management, as well as our performance and strategic plans.
Role of the Lead Director
Every year, the independent members of the Board elect a lead independent director. Stefan Selig is currently designated as our lead independent director and, in that role, is responsible for the following duties:
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Presides at all meetings of the Board at which the Chairman is not present and all executive sessions of the independent directors

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Acts as advisor to CEO and direct liaison between CEO and independent directors

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Plans, reviews, and approves Board meeting agendas and information presented to the Board

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Calls meetings of the independent directors as appropriate

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Contributes to annual CEO performance review and assists with succession planning

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Consults with the Nominating and Corporate Governance Committee on the Board’s evaluation process

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Corporate Governance

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Participates in consultations and direct communication with major stockholders and their representatives when appropriate

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Performs such other duties as the Board may determine from time to time

The lead independent director is selected from among the non-employee directors. The Nominating and Corporate Governance Committee and management discuss candidates for the lead independent director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:
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Tenure

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Previous service as a Board committee chair

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Diverse background and experience

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Participation in and contributions to activities of the Board

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Ability and willingness to commit adequate time to the role

Board Refreshment
The Nominating and Corporate Governance Committee believes it is important to have a mix of directors with a deep experience and understanding of our business as well as those who bring fresh perspectives. The Nominating and Corporate Governance Committee discusses board refreshment on an ongoing basis. In addition, the committee regularly assesses the size and composition of our Board to help ensure that the Board functions effectively given the size, diversity and complexity of our business. The Nominating and Corporate Governance Committee believes the current size and balance of tenure, diversity and skills of the Board (see “Board Composition and Attributes” above) are appropriate considering the need for our directors to communicate and act efficiently, the time commitment required of our directors and the nature of our strategic plans.
We recognize the value of nominating individuals who will bring a variety of diverse opinions, perspectives, skills, experiences, backgrounds and orientations to the Board’s discussions and decision-making processes. An overriding principle is that all nominations to the Board should be based on merit and suitability of the candidate. Subject to those considerations, the Board recognizes the need to consider director candidates from different backgrounds. The charter of the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines identify diversity as one factor the committee may consider when nominating a candidate for election to the Board. To that end, the committee strives for diversity not just in terms of innate factors like gender, race and age, but also in the categories of background, experience, skills, accomplishments, personal qualities and specific traits that would contribute to our Board.
As noted above in “Director Nominations and Qualifications”, our Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a diverse candidate pool based on race, gender and other groups that have been historically underrepresented on corporate boards.
Director Independence
Our Corporate Governance Guidelines require that a majority of the Board consist of directors who the Board has determined are independent. Our Board has determined that five of our current directors, other than the two directors who serve in executive positions as our Chairman and Chief Executive Officer and our President and Chief Investment Officer, are independent. Specifically, each of the following non-employee director nominees qualifies as independent under NYSE rules and satisfies our independence standards: Jesse Hom, Robin Josephs, Jay Nydick, Barry Ridings and Stefan Selig.
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Corporate Governance

In determining director independence, the Board considers all relevant facts and circumstances, as well as NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In addition, the Board has adopted the following standards to assist them in determining director independence:
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The director is not a Company employee and no member of the director’s immediate family is an executive officer of the Company, currently or within the preceding 36 months. For purposes of these standards, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

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The director is not a current partner or employee of a firm that is the Company’s internal or external auditor. No member of the director’s immediate family is a current partner of such firm, or an employee of such a firm and personally works on the Company audit. Neither the director nor any member of his or her immediate family was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

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The director does not serve as an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceed the greater of  $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues.

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Neither the director nor a member of the director’s immediate family is employed as an executive officer (and has not been employed for the preceding 36 months) by another company where any of the Company’s present executive officers serves or served on that company’s compensation committee.

The Nominating and Corporate Governance Committee ensures that there is a review of each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the organization. With respect to each non-employee director, the Nominating and Corporate Governance Committee has determined that either the director was not providing goods or services to us or the amounts involved were below the monetary thresholds set forth in the independence standards noted above.
No arrangement or understanding exists between any director and any other person or entity pursuant to which any director was, or is, to be selected as a director or nominee.
Nominations by Stockholders
The Nominating and Corporate Governance Committee is responsible for recruiting new directors. To contribute to that process, the Nominating and Corporate Governance Committee may solicit and consider suggestions and recommendations regarding possible nominees from current directors, management, or stockholders. In addition, we may retain professional search firms or consultants to help us identify potential directors with desired skills and disciplines.
Stockholder recommendations and nominations for election to the Board should be sent to the attention of our Corporate Secretary at the address provided under “Communications with the Board.” This correspondence should describe the candidate’s qualifications and include the candidate’s written statement of willingness to serve as a director. Stockholders also may nominate candidates directly by following the procedures specified in our bylaws for nominations and other stockholder proposals. See “When are stockholder proposals due for the 2024 annual meeting?” in this proxy statement.
Candidates proposed by stockholders will be considered in the same manner and using the same criteria as candidates identified by the Nominating and Corporate Governance Committee.
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Corporate Governance

Stockholder Engagement
Stockholder engagement is an important element of management’s and the Board’s ongoing review and analysis of the Company’s business strategy, programs and policies. Investor outreach is a year-round process that involves both the Company’s management team and the Board. Members of our management team and the Board engage with stockholders to discuss strategy, performance, executive compensation, and other governance topics. These discussions with our investors provide valuable feedback that is shared with the full Board and management team and ultimately informs the Board’s decision-making processes.
Through our stockholder engagement, we provide investors with means of communicating their views, concerns, ideas and opinions to the Board and our senior management. Simultaneously, the process gives our Board and management an opportunity to share their perspectives on the Company, its historical performance and future strategic plans. Our engagement takes several forms, including individual meetings or calls, presentations at investor conferences and other communications.
The priority topic for our stockholder outreach this past year has been the strategic combination of iStar and Old SAFE, first announced in August 2022, approved by both companies’ stockholders in early March 2023 and culminating in the consummation the Merger and related transactions on March 31, 2023. We consider this a transformative transaction that creates the only self-managed, pure-play ground lease company in the public markets. This business combination provides clarity to investors and enhances the Company’s ability to grow the modern ground lease industry.
Our communications and dialogue with investors regarding the Merger and related transactions emphasized the transaction structure, the strategic rationale, key elements of the transactions and why we believe the transaction creates value for all stakeholders and will drive the Company’s next phase of growth.
Board’s Role in Risk Oversight
Due to the nature of our business, it is not possible or desirable to eliminate risk from our activities. Instead, we believe our focus should be on identifying, pricing, managing and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns. We have robust internal processes and a strong internal control environment designed to identify, manage, and mitigate material risks and to keep the Board and its committees informed with respect to risk management matters.
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Corporate Governance

The Board’s role in risk oversight is consistent with our leadership structure generally.
The Board and its committees receive regular reports from members of senior management, outside auditors and internal audit firm on areas of material risk — including operational, IT, ESG compliance, financial, legal, regulatory, strategic and reputational risk — in order to review and understand risk identification, risk management and risk mitigation strategies.
The Board and management are focused on risk management issues pertaining to our information systems and technology, including cybersecurity. Management has implemented initiatives intended to identify and, if necessary, remediate weaknesses in our information security; enhance our internal cyber awareness training programs; and improve access to key information for the purpose of promoting operational efficiencies in data management. Management reports regularly to the Board on the status of these initiatives. See “Cybersecurity” at page 16.
The Board and management are also focused on risk management pertaining to environmental, social and governance issues, including human capital issues. At the management level, we have formed an ESG Advisory Council and a Cultural Equity Council, each of which is designed to guide our development of policies, initiatives and objectives in these areas and monitor our progress in achieving our objectives. Our management is responsible for identifying and
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Corporate Governance

reporting material ESG and human capital risks to the Board. The Board, through the Nominating and Corporate Governance Committee and our Compensation Committee, exercises oversight of our identification, monitoring and management of material ESG and human capital risks. Our 2022 Corporate Sustainability Report provides an overview of our approach to sustainability and ESG issues. See page 14. For the avoidance of doubt, our 2022 Corporate Sustainability Report is not incorporated by reference into this Proxy Statement and is not otherwise included herein.
Board Evaluation Process
To ensure the effectiveness of the Board as a whole and its committees, our directors engage in an annual assessment of Board and committee performance. For the purpose of ensuring the effectiveness of the Board as a whole and its committees, an independent third-party interviews each director individually on a wide range of topics including:
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the involvement of the Board in issues material to the Company

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Board and committee structure and composition

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communications between management, the Board, and its committees

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information furnished to the Board

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the Board’s relationship with management

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the effectiveness of the Board and its committees.

The independent third-party typically summarizes the individual comments and assessments in an oral report to the Board in executive session. The Board utilizes the results of this process to help refine and improve the operations of the Board and its committees. In 2022, the annual assessment occurred during the first quarter and results were reported to our Board for discussion in executive session.
Areas in which the recent Board and committee evaluations have led to further focus and enhancement include: additional presentations on various topics, improved organization of board materials for greater efficiency and effectiveness, continued focus on risk management with an emphasis on forward looking issues and continued focus on human capital.
Board Meetings Held During 2022
During 2022, our Board held 16 meetings, either in person or by telephone conference call. Directors are expected to attend a majority of the Board meetings. Any director who does not serve on a particular committee is invited to attend committee meetings and all directors generally attend our Board committee meetings. All nominees for election as directors who served on our Board and its committees in 2022 attended 100% of all Board meetings and applicable committee meetings held during 2022, with the exception of Mr. Ridings who attend 96% of such meetings. The Board also acts by unanimous written consent in appropriate circumstances. All directors are urged to attend annual meetings of stockholders and all directors attended the 2022 annual meeting of stockholders.
Executive Sessions
Directors meet in executive session at least quarterly without management present. The Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives of the accounting firm engaged to assist us in the preparation of our documentation, testing, and evaluation of internal controls over financial reporting.
Service on Other Boards
In view of the commitment of time and effort that is required of a director of a public company, our Board has established a guideline that its non-employee directors should not serve on the boards of more than four public companies, including the Company, and that our Chief Executive Officer should not serve on the boards of more than two other public companies.
Safehold Inc. 2023 Proxy Statement | 11

Corporate Governance

Majority Votes / Director Resignation Policy
Pursuant to our director resignation policy, in an uncontested election, an incumbent nominee for director who fails to receive a majority of the total votes cast for his or her election (i.e., more votes cast "for" than affirmatively "withheld") must offer to resign from the Board promptly following certification of the voting results. The Nominating and Corporate Governance Committee will consider any such resignation offer, determine whether to recommend acceptance of that resignation, and submit its recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding the proposed resignation. The Nominating and Corporate Governance Committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Within 90 days after the results of the stockholder vote are certified, the Board will disclose its decision in a press release, filing with the Securities and Exchange Commission ("SEC"), or by other public announcement. If an incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until a successor is elected and qualifies, or until the director dies, resigns, retires, or is removed, whichever shall occur first. If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy pursuant to the Company’s Bylaws.
Defensive Measures Profile
Opt-Out from MUTA Provisions
Subtitle 8, Title 3 of the Maryland General Corporation Law — commonly referred to as the Maryland Unsolicited Takeover Act, or MUTA — permits companies to unilaterally classify their boards into staggered classes and adopt certain other takeover defense measures. Under our charter, the Company is prohibited from electing to be subject to those provisions, meaning we cannot implement the takeover defense measures they describe, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders.
Stockholder Rights Plan
We do not have a stockholder rights plan, commonly known as a “poison pill,” in effect.
Governing Documents
Corporate Governance Guidelines
Our Board has approved a set of corporate governance guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The Board reviews these guidelines and other aspects of our governance periodically as needed. A copy of the corporate governance guidelines is available on the Company’s website at www.safeholdinc.com.
Code of Ethics and Conduct
On March 31, 2023, the Board adopted a new Code of Ethics and Conduct that applies to the Company’s directors, officers and employees, a copy of which is available on the Company’s website at www.safeholdinc.com.
The Code of Ethics and Conduct sets forth the principles of conduct and ethics to be followed by our directors, officers, and employees. The purpose of the Code of Ethics and Conduct is to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of law or the Code of Ethics and Conduct; accountability for adherence to the Code of Ethics and Conduct; consistent enforcement of the Code of Ethics and Conduct; protection for persons reporting any questionable behavior; protection of the Company’s legitimate business interests; and confidentiality of information entrusted to our directors, officers and employees. Directors, officers and employees are required to acknowledge
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Corporate Governance

that they have received and will comply with the Code of Ethics and Conduct. We will disclose any material changes to the Code of Ethics and Conduct, and any waivers that are approved for directors or executive officers, in our public SEC filings and on our website within four business days of any such event.
Disclosure Committee
Our Disclosure Committee is made up of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and to assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements. These individuals meet quarterly, or otherwise as needed, to discuss any issues or matters they believe should be considered for disclosure in our public SEC filings, and to review our draft periodic SEC reports before they are filed. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee.
The Disclosure Committee has adopted a written charter to memorialize the committee’s purpose and procedures. A copy of the charter will be provided, without charge, to any stockholder who requests one.
Succession Planning
Our Board has primary responsibility to developing and reviewing succession plans for the Chairman and CEO position. The Board periodically reviews and discusses succession plans for each management position, including recommendations and evaluations of potential successors to fill these positions. Our Compensation Committee annually reviews the performance of our CEO and reports to the independent directors of the Board. The Compensation Committee also periodically reviews, and reports to the Board, on our management development and succession planning practices and strategies.
Our Chairman and CEO reports to the Board of Directors regularly, and at least annually, assessing the members of the executive leadership team. These reports, developed in consultation with Compensation Committee, include a discussion about development plans for the Company’s executive officers and senior officers to help prepare them for future succession and contingency plans.
Safehold Inc. 2023 Proxy Statement | 13

Corporate Governance

Communications with the Board
Interested parties, including stockholders, are welcome to communicate with our lead director, the other independent Board members or the Chair of any committee of the Board, by e-mail or regular mail. All communications should be sent to:
By e-mail to: CorporateSecretary@safeholdinc.com
By regular mail, addressed to the particular director or directors desired, to: Safehold Inc. c/o Corporate Secretary 1114 Avenue of the Americas 39th Floor New York, NY 10036
Our Chief Legal Officer and our Corporate Secretary will review each communication directed to the Board or individual directors. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). Our Chief Legal Officer and Corporate Secretary have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to inappropriate communications including abusive, repetitive, or in bad taste communications or communications that present safety or security concerns. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.
Environmental, Social & Governance (ESG) Practices and Programs
Overview
Our Corporate Sustainability Report (CSR) was published in April 2022 and is found on our website at https://www.safeholdinc.com/investors/esg/. For the avoidance of doubt, neither our 2022 Corporate Sustainability Report nor any disclosures included on our company website are not incorporated by reference into this Proxy Statement and is not otherwise included herein. Our CSR provides an overview of the environmental, social and governance (ESG) issues that we prioritize and the strategic and forward-thinking steps we have taken in ESG practices that we consider most relevant to our business and stakeholders both now and into the future, including the following:
☐
Environmental: Our CSR outlines our process and data-driven approach to integrating climate risk considerations into our real estate finance business and specifically our naturally long investment horizon. While we believe that our highly diversified, nationwide portfolio protects against many individual risks, we are still proactive about identifying ways we can help offset the impacts of climate change. Tenant engagement is a growing focus, with numerous approaches being taken to promote more environmentally friendly building practices. Lastly, we are making progress on assessing and reporting our greenhouse gas (GHG) emissions — we are targeting a 20% emissions reduction by 2025 (relative to our 2019 baseline) and are committing to carbon neutrality by then as well. While our ground lease position vests day-to-day control over asset operations to its tenants through the duration of the lease term, our tenant engagement efforts include promoting initiatives that support green building.

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Social: We have resolved to provide a culture that is both inclusive and responsive to our team members’ rapidly changing needs. Through recent social and economic challenges, we have maintained a highly engaged workforce and we launched a new coaching and mentorship platform for professional development focusing on mid-level positions and diverse talent. We have achieved many of our diversity, equity and

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Corporate Governance

inclusion (DEI) goals, which notably included expanding our diverse hiring, creating a program to support and increase our work with diverse vendors, and establishing a company-wide link between inclusivity and compensation.
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Cultivating engagement and inclusivity. We utilize a third-party platform to measure and improve employee engagement.

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Inclusivity and Compensation. We have incorporated peer feedback on employees’ inclusivity performance into the annual review and compensation process. This clear link — with nearly a 10% overall weighting — between inclusivity and pay promotes an environment of awareness and accountability, which facilitates the collegial workplace we wish to demonstrate and promote. Performing well as an inclusive leader and/or colleague contributes to a potentially higher overall performance rating and increased compensation.

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Cultural Equity Council. Our Cultural Equity Council (CEC) is charged with helping Safehold sustain and evolve our culture so that we are as equitable and inclusive as possible. The CEC is led by our Chief People Officer and includes members of our executive management, including our President and Chief Investment Officer and Chief Legal Officer.

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Recruiting / Talent Management. 100% of the Company job searches in 2022 consisted of diverse candidate pools by race and gender and diverse interview panels by race and gender; 56% of our 2022 hires were women or minorities. Similarly, our Board has committed that, when evaluating potential additions to the Board, a diverse candidate pool based on race, gender and other groups will be considered. We support employees in reaching their professional goals through enhanced employee development programs, including partnering with an outside company to provide formal career training, development and coaching/mentorship.

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Governance: In addition to the features of our corporate governance practices and programs described elsewhere in this proxy statement, we have published our Vendor Code of Conduct, adopted a new Code of Ethics and Conduct, and updated our employee training program to include new ESG topics. Our training includes:

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Code of Ethics and Conduct

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Human rights, including raising awareness and prevention of harassment, discrimination and exploitation

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Vendor Code of Conduct

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Diversity, equity and Inclusion

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Sexual harassment

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Cybersecurity

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Anti-money laundering, anti-corruption and bribery policies

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Ethics hotline and whistleblower program

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Document management and retention

ESG Governance and Leadership
Our Board of Directors is responsible for overseeing ESG factors as part of its risk management including climate related risk and opportunities and strategic business planning responsibilities. All members of our executive leadership team are actively engaged in how Safehold approaches and manages ESG risks and opportunities. We have established an ESG Advisory Council, including our Chief People Officer, Chief Administrative Officer, Chief Legal Officer, and General Counsel, to ensure that we are appropriately considering and taking actions aligned with our ESG risks and opportunities, business strategy, policies, and initiatives.
Safehold Inc. 2023 Proxy Statement | 15

Corporate Governance

Cybersecurity
We continue to pursue our digital transformation and are completing our multi-year phased cyber security and information technology program. Our initial efforts targeted stabilizing our infrastructure, commencing our data migration to the Cloud and defining our capability roadmap. More recently, we are focused on modernizing our overall technology platform, an important component of supporting our future growth. Our key initiatives include:
□
Completing data migration. All company data and on-premise infrastructure are being migrated to the Cloud, allowing us to take advantage of Cloud providers’ security innovations against malware and DDoS (distributed denial of service) attacks. Our employees working from home are required to connect through a VPN (virtual private network)

□
Improving cyber security. We engage an outside security platform to monitor and control our Cloud infrastructure. We will be launching ISO 27001 Certification and continuing our mandatory cyber awareness training for our workforce. Our incident response plan documents our action plans to address cybersecurity incidents such as ransomware

□
Replacing and decommissioning bespoke legacy applications

□
Enhancing data management

Our Board exercises its oversight of cybersecurity risk management primarily through the Audit Committee. Management provides periodic reports to the Audit Committee, at regular Audit Committee meetings throughout the year, on relevant cybersecurity issues. We have not experienced any material cybersecurity or information security breaches and, accordingly, have not incurred any expenses due to information security breach penalties or settlements. We maintain cyber liability insurance coverage to mitigate against risks of cyber attacks and other information security breaches.
16 | Safehold Inc. 2023 Proxy Statement

Board Committees

Our Board has four standing committees — Audit, Compensation, Nominating and Corporate Governance and Investment — made up entirely of independent directors. The Audit, Compensation, and Nominating and Corporate Governance Committees have adopted charters that meet applicable standards prescribed by the NYSE. These charters are available on our website at https://ir.safeholdinc.com/corporate-governance#governance-documents, and will be provided in print, without charge, to any stockholder who requests copies.
Our Board appoints special committees from time to time, as necessary.
As of the effective time of the Merger, the Board reconstituted the following committees and assigned the directors to serve on each committee as follows:
Audit Committee
Robin Josephs (Chair)
Barry W. Ridings
Stefan Selig
Compensation Committee
Barry W. Ridings (Chair)
Jay Nydick
Stefan Selig
Nominating and Corporate Governance Committee
Jesse Hom (Chair)
Robin Josephs
Barry W. Ridings
Investment Committee
Jay Nydick (Chair)
Jesse Hom
Robin Josephs
The Audit Committee is responsible, among other things, for the following matters:
☐
appoints, compensates, retains, and oversees the work of our independent registered public accounting firm

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establishes procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of “whistleblower” reports by our employees regarding questionable accounting or auditing matters

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meets periodically with management and our independent registered public accounting firm to review and discuss the Company’s annual audited financial statements and quarterly financial statements and any material related person transactions

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meets separately, on a periodic basis, with management, internal auditors, or our personnel responsible for the internal audit function, and with our independent registered public accounting firm

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receives reports from management of (i) any significant deficiencies in the design or operation of our internal controls and (ii) any fraud involving management or other employees who have a significant role in our internal controls

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receives reports from independent registered public accounting firm at least annually of (i) internal quality-control procedures, (ii) material issues raised by internal quality-control review or peer review of the auditing firm and (iii) all relationships and services between the independent registered public accounting firm and the Company

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reviews our hedging policy and the status of hedging transactions on a quarterly basis

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reviews and discusses the Company’s earnings press releases and financial information and earnings guidance provided to analysts and rating agencies

Safehold Inc. 2023 Proxy Statement | 17

Board Committees

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discusses policies with respect to risk assessment and risk management

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regularly discusses committee activity with the Board

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ensures that policies are established regarding hiring employees or former employees of the independent auditors

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reviews annually internal and external audits, if any, of our employee benefit plans and pension plans

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reviews annually the adequacy of our insurance, management information systems, internal accounting and financial controls, protection of technology and proprietary information, and policies and procedures relating to compliance with legal and regulatory requirements

The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC and the NYSE. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee held five meetings during 2022.
The Compensation Committee is responsible for overseeing our executive compensation programs. The principal responsibilities of the Compensation Committee include:
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approves performance objectives for our Chief Executive Officer and evaluates the performance of our chief Executive Officer relative to these objectives

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approves, either as a committee or together with a majority of the other independent directors based on a Compensation Committee recommendation, the compensation for our Chief Executive Officer

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reviews and sets base salaries, cash incentive bonuses, equity based incentive awards, and other compensation for our other senior officers and highly compensated employees

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reviews and makes recommendations to the Board regarding director compensation

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reviews and makes recommendations to the Board regarding director compensation reviews management’s recommendations and advises management and the Board on compensation programs and policies, such as salary ranges, annual incentive bonuses, long-term incentive plans, equity-based compensation programs, and other group benefit programs offered to employees generally

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administers the issuance of any award under our long-term incentive plans and other equity compensation programs

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retains and oversees third party consultants as needed to assist with the Committee’s activities

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prepares the annual Compensation Committee report and regularly reports to the Board regarding activities of the committee

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performs such other duties and responsibilities pertaining to compensation matters as may be assigned by the Board

The Board has determined that all members of our Compensation Committee are independent for purposes of NYSE listing standards. The Compensation Committee held seven meetings during 2022.
The Nominating and Corporate Governance Committee is responsible, among other things, for the following matters:
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provides counsel to the Board of Directors with respect to the organization, function, and composition of the Board of Directors and its committees

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oversees the annual self-evaluation of our Board of Directors and its committees, and the Board’s annual evaluation of management, and report about those reviews to the Board

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Board Committees

☐
periodically reviews and, if appropriate, recommends to the full Board changes to our corporate governance policies and procedures

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makes recommendations to the Board regarding governance matters, including with respect to the Company’s charter, bylaws and committee charters

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identifies and recommends to our full Board potential director candidates for nomination

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recommends to the full Board the appointment of each of our executive officers

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monitors and evaluates compliance with legal and regulatory requirements with respect to corporate governance matters and reports to the Board periodically with respect to such matters

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oversees our ESG programs and ESG risk management

The Board has determined that all members of our Nominating and Corporate Governance Committee are independent for purposes of NYSE listing standards. The Nominating and Corporate Governance Committee held four meetings during 2022.
The Investment Committee is responsible, among other things, for considering and, if appropriate, approving on behalf of the Board any proposed ground lease investment by the Company in an amount greater than $100 million (based on the size of the Company’s total commitment) in any transaction or series of related transactions.
The Investment Committee is newly-constituted and did not meet during 2022.
Safehold Inc. 2023 Proxy Statement | 19

Director Compensation

We maintain a compensation program for our non-employee directors under which each non-employee director receives the amounts described below for their service on the Board. Mr. Hom has waived any compensation for his service as a director. Messrs. Sugarman and Alvarado, directors who are also employees of the Company, receive no compensation for their service as directors. The following sets forth the terms of the compensation program effective as of April 1, 2023:
Role	Annual Cash Retainer, Paid in Quarterly Installments ($)	Annual Award of Restricted Shares of Common Stock or Common Stock Equivalents (CSEs), at the Director’s Option(1) ($)
Non-Employee Directors	$100,000	$135,000 (previously $125,000)
Committee Chairs:
☐ Audit	40,000	—
☐ Compensation	40,000	—
☐ Nominating and Corporate Governance	16,000	—
☐ Investment	16,000	—
Committee Members:
☐ Audit	15,000	—
☐ Compensation	15,000	—
☐ Nominating and Corporate Governance	10,000	—
☐ Investment	10,000	—
Lead Director		75,000

(1)
The number of restricted shares of common stock or common stock equivalents (“CSEs”) is based on the average NYSE closing price for our common stock for the twenty (20) days prior to the date of the annual stockholders meeting.

Directors do not receive additional fees for attending board or committee meetings.
In addition to the standing Committees of the Board, the Board appointed a special committee in March 2022 to consider possible strategic transactions with Old SAFE in furtherance of the Company’s stated business strategy of transitioning its portfolio and business focus to its ground lease strategy. This special committee was comprised of Messrs. Ridings (chair), Clifford De Souza and Richard Lieb. Messrs. De Souza and Lieb served on our Board until consummation of the Merger. The Board approved compensation to the members of the special committee in the form a cash retainer of $75,000 each, payable in quarterly installments.
The table below summarizes the compensation information for our non-employee directors who served during the fiscal year ended December 31, 2022.
Messrs. Sugarman and Alvarado are not included in this table as they are also employees and receive no additional compensation for their services as directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Clifford De Souza	$206,250	113,592		319,842
David Eisenberg	126,250(3)	113,592(3)	5,000	244,842
Robin Josephs	131,000	181,737	5,000	317,737
Richard Lieb	179,250	113,592		292,842
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Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Barry Ridings	211,250	113,592	5,000	329,842

(1)
Amounts included in the “Stock Awards” column reflect the grant date fair value of restricted share awards made to directors in 2022 computed in accordance with FASB ASC Topic 718 (without regard to forfeitures). These awards were made to the directors under the Non-Employee Directors’ Deferral Plan, pursuant to which Directors may elect to receive these awards in the form of restricted shares of common stock or CSEs. No directors have presently elected to receive CSEs. The restricted share awards were valued for purposes of this table using the closing price of our common stock on the date of grant. All of the restricted shares were granted subject to one-year vesting period. The vesting was accelerated and the shares became fully vested in connection with the closing of the Merger on March 31, 2023.

As of December 31, 2022, our directors held the following aggregate amounts of previously-awarded restricted shares of our common stock and CSEs. Amounts shown are adjusted to give effect to the reverse stock split (the “Reverse Stock Split”) described on p. 28 that was completed immediately prior to the effective time of the Merger, in which each issued and outstanding share of iStar common stock was combined into 0.16 shares of the Company’s common stock (previously known as iStar common stock):
Clifford De Souza: 1,112 restricted shares
David Eisenberg: 1,112 restricted shares
Robin Josephs: 1,780 restricted shares and 17,799 CSEs
Richard Lieb: 1,112 restricted shares
Barry W. Ridings: 1,112 restricted shares and 1,574 CSEs
(2)
Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of  $5,000 for directors and senior officers, $2,500 for other officers, and $1,500 for other employees. Our directors also are eligible for reimbursement of the costs of attending continuing director education programs. Amounts included in the “All Other Compensation” column include any matching gifts made by us on behalf of the director and any education costs reimbursed by us to the director.

(3)
Mr. Eisenberg elected to receive shares of our common stock in lieu of cash retainers. Pursuant to a Non-Employee Director Share Election Program that was in effect prior to the Merger, our non-employee directors were eligible to elect to receive shares of our common stock in lieu of the cash retainers payable to them for their service on the Board.

Safehold Inc. 2023 Proxy Statement | 21

Senior Executives

Biographical information for Jay Sugarman, our Chairman and Chief Executive Officer, and Marcos Alvarado, our President and Chief Investment Officer, is set forth under “Candidates for Election as Director” above. Biographical information for our other executive officers is set forth below:
Brett Asnas, age 39, currently serves as our Chief Financial Officer. Mr. Asnas was promoted to such position in February 2022 after serving as our Executive Vice President and Head of Capital Markets since 2018. Mr. Asnas is responsible for overseeing capital markets, investor relations, treasury, finance and strategy. He manages relationships across investment banks, investors and lenders, rating agencies and analysts. He directs the finance group’s budgeting, forecasting, management and performance reporting and strategic analysis. Mr. Asnas has significant experience in debt and equity capital markets across single asset, portfolio and corporate transactions via term loans, unsecured and secured notes, credit facilities, mortgage and mezzanine financing, preferred equity, convertible notes, IPO’s and secondary offerings. Mr. Asnas joined the Company in 2008 and previously held positions in the real estate private equity business at Fortress Investment Group, the real estate investment banking division at Nomura Securities, as well as structured finance advisory at Ernst & Young LLP. Mr. Asnas holds a B.S. degree in Finance from the School of Management at Binghamton University.
Garett Rosenblum, age 50, currently serves as our Senior Vice President and Chief Accounting Officer, with responsibility for the overall accounting and reporting functions at the Company. Prior to joining the Company as Chief Accounting Officer in 2013, Mr. Rosenblum served as the Chief Accounting Officer at Arbor Realty Trust, a publicly traded REIT. Prior to joining Arbor, Mr. Rosenblum served as Director of Accounting at Citi Property Investors, a division of Citigroup. Mr. Rosenblum also spent six years at Ernst and Young LLP where he served both publicly traded real estate clients and private equity real estate funds. Mr. Rosenblum is a graduate of the St. John’s University School of Law where he earned his Juris Doctor degree. He also holds a Bachelor of Science degree in both Finance and Public Relations from Syracuse University. Mr. Rosenblum is a member of the New York State Bar and is a Certified Public Accountant in New York.
22 | Safehold Inc. 2023 Proxy Statement

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify the individual indemnitee to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings and investigations to which they are made a party because of their status as a director, officer or agent of the Company, or because they serve as a director, officer or agent of another company at the Company’s request.
To supplement these indemnification provisions, we have obtained directors and officers liability insurance, which covers our directors and executive officers.
Safehold Inc. 2023 Proxy Statement | 23

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors, with the concurrence of the Board, has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification by our stockholders. We expect a representative of Deloitte & Touche LLP, or Deloitte, to attend the 2023 Annual Meeting. The representative may make a statement, and will respond to appropriate questions.
Accounting Fees and Services
Fees paid to Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2022 and 2021, were as follows:
Type of fee	2022	2021
Audit fees	$938,626	$1,138,890
Audit-related fees	1,705,000	—
Tax fees	669,285	480,611
All other fees	—	—
Total fees	$3,312,911	$1,619,501
Audit Fees.
These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, limited reviews of our unaudited consolidated interim financial statements and comfort letters.
Audit-Related Fees.
The 2022 fees were incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under “Audit Fees.” These audit-related fees included fees related to Deloitte’s evaluation of the Company’s proposed accounting for the Merger with Old SAFE and related transactions, review of the Registration Statement on Form S-4 (and amendments) filed with SEC for the Merger and related transactions and review of other SEC filings.
Tax Fees.
These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.
Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance, and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions on those matters to the full Board.
The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, involving the independent registered public accounting firm. During fiscal 2022, the Audit Committee approved all audit engagement fees and terms involving Deloitte, as well as all significant non-audit services performed by Deloitte.
Required Vote
Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte to stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding Deloitte’s appointment into consideration in future deliberations. Even if the
24 | Safehold Inc. 2023 Proxy Statement

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 will require the affirmative vote of a majority of all the votes cast at the 2023 Annual Meeting at which a quorum is present. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because brokers have discretionary voting authority with regard to this proposal under the rules of the NYSE, we do not expect any broker non-votes in connection with this proposal.
The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP, to be our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Safehold Inc. 2023 Proxy Statement | 25

Report of the Audit Committee

The Safehold Audit Committee oversees the financial reporting process of Safehold on behalf of the board of directors in accordance with our charter. The board has determined that all members of the Safehold Audit Committee meet the independence requirements of both the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE. The board also has determined that all members of the Safehold Audit Committee are “audit committee financial experts” within the meaning of the SEC rules, and are financially literate and have accounting or related financial management expertise, as such qualifications are defined under NYSE rules. We operate under a written charter approved by the board, consistent with the corporate governance rules issued by the SEC and the NYSE. The Safehold Audit Committee charter is available on Safehold’s website at www.safeholdinc.com (under “Investors” and then “Governance & Proxy”) and will be provided in print, without charge, to any stockholder who requests a copy.
Safehold’s management is responsible for executing the financial reporting process and preparing the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.
Safehold’s Audit Committee is directly responsible for the appointment, compensation, retention, oversight, and termination of the external auditors. Safehold’s Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit Safehold’s consolidated financial statements for the year ending December 31, 2023.
The independent registered public accounting firm is responsible for auditing the effectiveness of Safehold’s internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements conform to generally accepted accounting principles in the United States. Safehold’s Audit Committee also approved the engagement of an accounting firm to assist management in preparing documentation, testing and evaluating internal controls over financial reporting, and reviewing the performance of those controls. Safehold’s Audit Committee does not prepare financial statements or conduct audits.
On August 10, 2022, Safehold Inc. (“Old SAFE”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iStar Inc. (“iStar”), and on March 31, 2023, in accordance with the terms of the Merger Agreement, Old SAFE merged with and into iStar, at which time Old SAFE ceased to exist, and iStar continued as the surviving corporation and changed its name to “Safehold Inc.” (the “Merger”). For accounting purposes, the Merger is treated as a “reverse acquisition” in which iStar is considered the legal acquirer and Old SAFE is considered the accounting acquirer. As a result, the historical financial statements of Old SAFE became the historical financial statements of Safehold Inc.
Old SAFE had appointed Deloitte to audit Old SAFE’s consolidated financial statements for the year ending December 31, 2022. In its capacity as Old SAFE’s independent registered public accounting firm for 2022, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2022. In connection with the December 31, 2022, audited consolidated financial statements, the Old SAFE Audit Committee:
☐
reviewed and discussed with management and the independent registered public accounting firm Old SAFE’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

☐
reviewed and discussed with management and the independent registered public accounting firm Old SAFE’s audited financial statements, including discussions regarding critical accounting policies, other appropriate financial accounting and reporting principles and practices, the quality of such principles and practices, and the reasonableness of significant judgments;

☐
discussed with the independent registered public accounting firm the items that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

☐
reviewed and considered the written disclosures in the letter received from Deloitte, as required by the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with

26 | Safehold Inc. 2023 Proxy Statement

Report of the Audit Committee

the Old SAFE Audit Committee regarding independence, including a discussion about its independence from Old SAFE and management.
Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Old SAFE Audit Committee, which were the same as the role and responsibilities of the Safehold Audit Committee referred to above, and in the Old SAFE Audit Committee charter in effect in 2022, the Old SAFE Audit Committee recommended to the Old SAFE board that the Old SAFE audited consolidated financial statements for 2022 be included in Old SAFE’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Old SAFE board approved the Old SAFE Audit Committee’s recommendation.
Submitted by the Audit Committee*
Stefan Selig
Jay Nydick
The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the same by reference.

*
The directors listed above were members of the Old SAFE Audit Committee at the time of the filing of the Old SAFE Annual Report on Form 10-K for the year ended December 31, 2022 and are currently directors of Safehold. The current members of the Safehold Audit Committee are Robin Josephs (Chair), Barry Ridings, and Stefan Selig.

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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan
Our 2009 Long-Term Incentive Plan (“2009 LTIP”) was adopted by our board and approved by our shareholders in 2009, was amended with stockholder approval in 2014 and 2019 and was amended and restated with stockholder approval in 2021. The 2009 LTIP has been an important factor in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants by aligning the interests of such individuals with those of our stockholders. Our Compensation Committee has approved further amendments of the 2009 LTIP, subject to approval by our stockholders. We are asking our stockholders to approve these amendments to the 2009 LTIP that would:
☐
Increase the number of shares of common stock available for issuance by 192,000, from 267,094 (which is the number remaining available for grants under the 2009 LTIP on April 20, 2023) to 459,094, subject to adjustment as provided in the 2009 LTIP, with an equivalent increase to the number of shares of common stock available for grant pursuant to incentive stock options, and

☐
Extend the expiration date of the 2009 LTIP from May 13, 2031 to June 20, 2033.

The number of shares currently available for issuance under the 2009 LTIP, and the proposed increase in the number of shares of common stock reserved for issuance under the 2009 LTIP, reflect the reverse stock split (the “Reverse Stock Split”) that was completed immediately prior to the effective time of the Merger, which closed on March 31, 2023. In the Reverse Stock Split, each issued and outstanding share of iStar common stock was combined into 0.16 shares of iStar common stock. In the Merger, each share of the Company’s common stock (formerly known as iStar common stock) remained outstanding. The Company currently has 63,941,269 shares of common stock outstanding. As of December 31, 2022, prior to the Reverse Stock Split and awards granted and shares issued pursuant to the compensation actions approved by the Compensation Committee in connection with the Merger and related transactions (as described under “Compensation Discussion and Analysis — Merger Related Compensation Actions” herein), an aggregate of 2.3 million shares were available for issuance under the 2009 LTIP and the proposed increase in the number of shares of common stock reserved for issuance under the 2009 LTIP would have been equivalent to 1.2 million shares.
We believe that increasing the share reserve and amending other provisions of the 2009 LTIP as proposed will facilitate continued use of the 2009 LTIP and is in the Company’s best interests. Approval of this proposal will enable us to continue to motivate outstanding performance by our employees, officers, directors, and consultants.
Shareholder approval of these amendments to the 2009 LTIP is necessary in order for us to meet the shareholder approval requirements of the NYSE, and to grant stock options that qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
In considering the proposed share increase to the 2009 LTIP, the Board and the Compensation Committee considered various factors, including potential dilution and potential burn rate. As of April 20, 2023, 267,094 shares of common stock remained available for issuance under the 2009 LTIP, and the Company has 63,941,269 shares of common stock outstanding. The following table provides information regarding our annual burn rate over the past three fiscal years. The amounts shown in the table reflect awards granted, and shares outstanding, as adjusted assuming the Reverse Stock Split had occurred at year-end of the year reported:
Burn Rate
(shares in millions)
Year	Awards Granted(1)	Weighted Average Basic Shares Outstanding	Burn Rate(2)
2022	171,956	12,915,520	1.33%
2021	104,516	11,492,960	0.91%
2020	52,014	12,109,440	0.43%
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

(1)
Includes restricted stock, restricted stock units and performance units. For performance units, includes the number of shares actually vested and delivered upon achievement of the applicable performance goals.

(2)
Burn rate is calculated by dividing the number of awards granted by our weighted average basic shares outstanding. We expect the proposed increased share reserve under the 2009 LTIP to provide us with enough shares for awards for approximately 2 to 3 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices.

If our stockholders approve this proposal, the amendments to the 2009 LTIP will become effective as of the date of stockholder approval. If our stockholders do not approve this proposal, the amendments described in this proposal will not take effect and our capacity to make future awards under the 2009 LTIP will be impacted. As a result, our ability to attract, reward and retain valuable employees will be constrained and a larger proportion of our incentive awards may need to be cash-based awards.
Summary of the 2009 LTIP
The following is a summary of the material features of the 2009 LTIP assuming the proposed amendments are approved by stockholders at the 2023 Annual Meeting. This summary of the 2009 LTIP is qualified in its entirety by reference to the full text of the amended 2009 LTIP, a copy of which is attached to this proxy statement as Exhibit B. To the extent there is a conflict between this summary and the 2009 LTIP, the 2009 LTIP will govern. Capitalized terms used but not defined herein have the meanings ascribed to them in the 2009 LTIP.
Purpose
The purpose of the 2009 LTIP is to provide incentives (which may be equity-based or cash-based) as a means of attracting and retaining qualified key employees, directors, officers, advisors, consultants, and other personnel and encouraging those individuals to increase their efforts to make our business more successful —  whether directly or through our subsidiaries or other affiliates. Awards under the 2009 LTIP may be in the form of options, restricted stock, restricted stock units (referred to as “phantom shares”), dividend equivalent rights, and other forms of equity-based compensation, or cash-based compensation. We will consider awards pursuant to the 2009 LTIP in light of our overall compensation philosophy and competitive conditions in the marketplace.
Duration
If the proposed amendments are approved by stockholders, awards may be granted under the 2009 LTIP until June 20, 2033, which will be the 10th anniversary of such approval. However, the 2009 LTIP may be terminated by the board at any time before that date.
Administration
The 2009 LTIP is administered by the Compensation Committee, The Board may, in its sole discretion, at any time and from time to time, administer the 2009 LTIP. Any grants to members of the Compensation Committee will be made and administered by the board rather than the Compensation Committee.
The Compensation Committee has broad discretion and full authority to administer and interpret the 2009 LTIP. The Compensation Committee’s powers include but are not limited to the granting of awards, making eligibility determinations under the 2009 LTIP, determining the sizes of Awards and the types of Awards. Each award agreement will contain other terms, provisions and conditions consistent with the 2009 LTIP, as determined by the Compensation Committee. The Compensation Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities, or tax laws) take any steps it deems appropriate, that are not inconsistent with the
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

purposes and intent of the 2009 LTIP, to establish performance-based criteria applicable to awards otherwise permitted to be granted under the 2009 LTIP.
The Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of the Compensation Committee’s authority and duties with respect to awards. However, the Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to our Chief Executive Officer, our directors, or officers under Section 16 of the Exchange Act.
Eligibility
Persons who are eligible to be granted awards under the 2009 LTIP are our officers, our directors, our and our subsidiaries’ key employees, consultants, or advisers to us or our subsidiaries, or any other person expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to us, our subsidiaries, or certain of our affiliates. Anyone who would receive an Award under the 2009 LTIP must be someone who may be offered our securities and whose offers and sales may be registered on Form S-8 under the Securities Act. As of the date of this Proxy Statement, we had seven directors, 48 officers (including our NEOs), and approximately 69 other employees. We have no consultants or advisers at this time that receive awards under our 2009 LTIP.
Available Shares
If the proposed amendments to the 2009 LTIP are approved by stockholders, and subject to adjustment upon certain corporate transactions or events, a maximum of 459,094 shares of common stock may be issued (or deemed issued) under the 2009 LTIP pursuant to awards of stock options, shares of restricted stock, restricted stock units and phantom shares, dividend equivalent rights, and other equity-based or cash-based awards. In addition, subject to adjustment upon certain corporate transactions or events, a maximum of 459,094 shares of common stock may underlie awards of incentive stock options. In the event any shares covered by an award (or portion of an award) is forfeited, canceled, expires or is settled in cash, including the settlement of tax-withholding obligations using shares, such shares shall not count against the overall shares reserved for issuance under the 2009 LTIP. Notwithstanding the preceding sentence, shares of common stock that are delivered in full or partial payment of the exercise price or tax withholdings in connection with an option award will not again become available for the issuance of additional awards.
The maximum number of shares subject to Awards granted during a single fiscal year to any non-employee director under the 2009 LTIP, taken together with any cash fees paid to such director during the fiscal year, may not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
As of April 20, 2023, the closing price of a share of our common stock on the NYSE was $28.70.
Types of Awards
Stock Options
Other than as specifically set forth under the terms of the 2009 LTIP, the Compensation Committee will determine the terms of specific options, including whether options will constitute incentive stock options. The award agreement evidencing an award of options will specify the extent to which, and period during which, an option may be exercised after termination of employment. Generally, an option cannot be exercised after a termination of employment (or other service) to the extent it was not exercisable at the time of termination.
The exercise price of an option will be determined by the Compensation Committee and reflected in the applicable award agreement, but unless otherwise determined by the Compensation Committee, the exercise price must be at least equal to the fair market value of a share of common stock on the date of grant. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

stockholder owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock or a parent or subsidiary of ours, as defined in Section 424(e) and (f) of the Code, respectively (a 10% shareholder), of the fair market value of our common stock on the date of grant. The aggregate fair market value (determined as of the date an option is granted) of the shares for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the 2009 LTIP or any other stock option plan required to be taken into account under Section 422(d) of the Code) may not exceed $100,000.
Each option will be exercisable for the period or periods specified in the applicable award agreement, which will not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). The Compensation Committee will determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including but not limited to cash, loans or third-party sale programs, or the tender of previously-owned shares, subject to certain limitations).
Options granted under the 2009 LTIP generally will not be transferable except by will or the laws of descent and distribution. Subject to the provisions of an award agreement, in the event of a Change in Control, each option shall become immediately exercisable for the full amount of shares subject thereto and shall be exercisable until expiration of the term of such option.
Restricted Stock
Restricted stock is an award of common stock that is subject to restrictions (such as limitations on transferability or the right to vote) as the Compensation Committee may determine. Subject to the other terms of the 2009 LTIP, the Compensation Committee may provide a specified purchase price for restricted stock, determine the restrictions applicable to restricted stock, and determine or impose other conditions to the grant of restricted stock under the 2009 LTIP as it may deem appropriate.
Dividends paid on shares of restricted stock before the shares vest will be held by the Company until the shares vest, and paid to the grantee as soon as practicable after vesting (and such cash dividends shall be forfeited if the underlying shares subject to such award are forfeited).
Restrictions on the shares will lapse in accordance with the terms of the applicable award agreement, as determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for any reason other than death or Disability, all shares of restricted stock still subject to restrictions will be forfeited to us and we will pay an amount equal to the lesser of the amount paid by the grantee for such shares and the fair market value on the date of termination. Subject to the provisions of an award agreement, upon a termination of employment or other service for death or Disability, or in the event of a Change in Control (regardless of whether a termination follows thereafter), all shares of restricted stock still subject to restrictions will immediately lapse.
Restricted Stock Units and Phantom Shares
A restricted stock unit or phantom share represents a right to receive a share or the fair market value of a share of our common stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by the Compensation Committee at the time of grant. The Compensation Committee may provide in an award agreement that any particular unit or phantom share will expire at the end of a specified term.
Units and phantom shares will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant (or, in the appropriate case, as determined by the Compensation Committee thereafter), units and phantom shares will be settled in shares of common stock. Ordinarily, units and phantom shares will be settled with a single distribution, but the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to instead receive installments over a period not to exceed ten years. Unless otherwise provided in the applicable award agreement, the settlement date with respect to a unit or phantom
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

share is the first day of the month to follow the date on which the restrictions lapse or the phantom share vests. However, in accordance with procedures to be established by the Compensation Committee, a grantee may elect that such settlement date will follow the grantee’s termination of service, or such other time as may be permitted by the Compensation Committee. Subject to the provisions of an award agreement, upon a termination of employment or other service for death or Disability, or by the company for any reason other than “cause”, or in the event of a Change in Control, all Units and phantom shares will become immediately vested.
Dividend Equivalent Rights
A dividend equivalent right is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. Dividend equivalents may not be paid in respect of outstanding options or unvested awards and will only be paid if the underlying award is earned and becomes payable. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents rights.
Other Awards
The 2009 LTIP authorizes the making of cash awards and the granting of other awards based upon the common stock (including the grant of securities convertible into our common stock and stock appreciation rights), and subject to terms and conditions established by the Compensation Committee.
Performance Goals
The Compensation Committee may, in its discretion, establish one or more performance goals as a precondition to the issuance or vesting of awards, and also provide for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals may be based upon one or more of the following criteria: pre-tax income; after tax income; net income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash and/or funds available for distribution; appreciation in the fair market value of the common stock; return on investment; shareholder return; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes in the per share or aggregate market price of our common stock; number of securities sold; earnings before any one or more of the following: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; total revenue growth; adjusted income or earnings; adjusted changes in our book value; changes in our general and administrative expenses; our published ranking against a peer group of real estate investment trusts based on total shareholder return; and funds from operations.
Special Rules Upon Reorganizations, Changes in Control, Etc.
If (i) the Company or its subsidiaries is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its subsidiaries or a similar transaction, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its subsidiaries occurs, or if there is any distribution to shareholders other than cash dividends or (iii) any other event occurs which in the judgment of the Compensation Committee necessitates adjustments to the terms of the outstanding awards, then the maximum aggregate number and kind of shares which may be made subject to options and dividend equivalent rights under the 2009 LTIP, the maximum aggregate number and kind of shares of restricted stock that may be granted under the 2009 LTIP, and the maximum aggregate number of phantom shares and other awards which may be granted under the 2009 LTIP may be appropriately adjusted by the Compensation Committee in its discretion.
The Compensation Committee will take any such action in its discretion as it determines necessary to maintain each participant’s rights so that each participant’s rights with respect to his or her respective options, phantom shares and dividend equivalent rights are substantially proportionate to the rights existing in such options, phantom shares and dividend equivalent rights before the event, including, without limitation, adjustments in the number of options,
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

phantom shares and dividend equivalent rights granted (and other awards, as applicable), the number and kind of shares or other property to be distributed in respect of options, phantom shares and dividend equivalent rights (and other awards as applicable), the option price and phantom share value, and any performance-based criteria established in connection with awards.
In the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Compensation Committee will make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
Upon a Change in Control, the Compensation Committee, as constituted immediately before such Change in Control, may in its sole discretion, provide for any one or more of the following:
A.
Substitution or assumption of awards, or to the extent that the surviving entity (or affiliate thereof) of such Change in Control does not substitute or assume the awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any awards; and

B.
Cancellation of any one or more outstanding awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to the preceding paragraph), the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding option, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares of common stock subject to the option over the aggregate option price of such option (any option having a per share option price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration).

Annual Grants to Independent Directors
Annual equity awards of common stock are granted to our non-employee directors under the 2009 LTIP.
Amendment and Termination
The Board may amend the 2009 LTIP as it deems advisable, except that it may not amend the 2009 LTIP in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws.
Prohibition on Re-Pricing
The 2009 LTIP provides that no option or stock appreciation right issued under the 2009 LTIP may be amended to reduce the exercise price below the exercise price assigned on the date of grant. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right, or other award having a lower exercise price.
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

Certain U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2009 LTIP and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Non-Qualified Stock Options
No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income generally will be recognized by an option holder at the time a non-qualified stock option is exercised, in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company generally will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to a non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain, depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. If exercise of an option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Incentive Stock Options
In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment under the Code as to shares acquired upon exercise of an incentive stock option, an option holder cannot dispose of the shares within two years after the incentive stock option is granted, nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.)
In the event of a sale of shares of our common stock received upon the exercise of an incentive stock option, the Code generally allows any gain to be treated as a capital gain to the option holder, but the Company will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described above are satisfied) will give rise to income includable by the option holder in alternative minimum taxable income in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise over the exercise price.
If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company generally will be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise generally will be long-term or short-term capital gain, depending on the holding period involved. If exercise of an option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Restricted Stock
Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, generally will be treated as ordinary compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made). Generally, when the restrictions are lifted, the holder will recognize ordinary compensation income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at the time restrictions are lifted and the amount, if any, paid by the holder for the restricted stock, subject to any limitations under Section 162(m) of the Code. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held.
In general terms, if a holder makes an election under Section 83(b) of the Code upon the award of restricted stock, the holder will recognize ordinary compensation income on the date of the award, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If a holder makes an 83(b) election, there generally will be no tax consequences to the holder when restrictions are lifted, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.
Phantom Shares and Restricted Stock Units
It is generally expected that phantom shares and restricted stock units will be designed with the intention there are no tax consequences as a result of the grant of a phantom share or a restricted stock unit until the associated payment is made. When payment is made, the grantee generally will recognize ordinary income, and the Company generally will be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment, subject to any limitations under Section 162(m) of the Code.
Dividend Equivalents
There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount received, subject to any limitations under Section 162(m) of the Code.
Cash Bonuses
When a cash bonus payment is made, the participant generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount of such payment, subject to any limitations under Section 162(m) of the Code.
New Plan Benefits Table
Other than with respect to annual grants of restricted shares of common stock or CSEs to our non-employee directors that will be made on the date of the annual stockholders meeting, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2009 LTIP or would have been received by or allocated to participants for the last completed year because awards under the 2009 LTIP will be made at the discretion of the Compensation Committee. Each non-employee director serving on our Board (other than Mr. Hom who has waived any compensation as a director) will be awarded an annual grant of restricted shares of common stock or CSEs on the date of our annual stockholders meeting having a value of $135,000, or $210,000 in the case of our lead independent director, which will be converted into a number of shares based on the average NYSE closing price for our common stock for the twenty (20) days prior to the date of the annual stockholders meeting. As a result, the aggregate grant value for such grants for all non-employee directors currently on our Board will be $615,000. The aggregate number of shares subject to such awards will depend on the average NYSE closing price for our common stock for the twenty (20) days prior to the date of the annual stockholders meeting.
Awards Granted Under the 2009 LTIP
The following table shows the number of shares of our common stock underlying options, restricted stock units, performance units and shares of restricted stock granted under the 2009 LTIP through April 20, 2023 by certain
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Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

individuals and certain groups of individuals. The amounts shown are adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein.
Name and Position	Shares of Common Stock Underlying Stock Options (#)	Restricted Stock Units (#)	Performance Units (#)(1)	Shares of Restricted Stock
(A) Named Executive Officers:
Jay Sugarman, Chairman and Chief Executive Officer	—	3,387	304,801	8,089
Marcos Alvarado, President and Chief Investment Officer	—	17,561	—	13,520
Brett Asnas, Chief Financial Officer	—	9,452	541	3,486
Garett Rosenblum, Chief Accounting Officer	—	5,732	1,767	3,172
(B) All Current Executive Officers as a Group	—	36,132	307,109	28,267
(C) All Current Non-Executive Directors as a Group	—	10,000	—	56,580
(D) Current Director Nominees:
Jay Sugarman	[See Section (A) above]
Marcos Alvarado	[See Section (A) above]
Jesse Hom	—	—	—	—
Robin Josephs [included in Row (C) above]	—	10,000	—	37,633
Jay Nydick	—	—	—	—
Barry Ridings [included in Row (C) above]	—	—	—	18,947
Stefan Selig	—	—	—	—
(E) Each Associate of any of such Directors, Executive Officers or Nominees	—	—	—	—
(F) Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights	—	—	—	—
(G) All Other Employees, including all Officers who are not Executive Officers, as a Group		1,065,867	242,759	216,837

(1)
Represents performance unit awards reported assuming payout at “target” award levels; otherwise based on actual performance unit awards vested.

Required Vote
The affirmative vote of a majority of all the votes cast at the 2023 Annual Meeting at which a quorum is present is required for approval of the amendments to our 2009 LTIP. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The Board recommends you vote FOR Proposal 3, approval of amendments to the amended and restated 2009 LTIP
36 | Safehold Inc. 2023 Proxy Statement

Proposal 3 — Approval of Amendments to Amended and Restated 2009 Long-Term Incentive Plan

Disclosure of Equity Compensation Plan Information
Plans Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	126,974	N/A	373,410

(1)
The data in this table is as of December 31, 2022. Amounts shown are adjusted to give effect to the Reverse Stock Split described on p. 28 that was completed immediately prior to the effective time of the Merger, in which each issued and outstanding share of iStar common stock was combined into 0.16 shares of the Company’s common stock (previously known as iStar common stock). The amount shown in column (a) includes 101,638 unvested restricted stock units which may vest in the future based on the employees’ continued service to the Company (see Note 14 of our consolidated financial statements in iStar’s 2022 10-K Report for further details of the Company’s restricted stock grants). All of the unvested restricted stock units included in column (a) are required to be settled on a net, after-tax basis (after deducting shares for minimum required statutory withholdings); therefore, the actual number of shares issued will be less than the gross amount of the awards. The amount shown in column (a) also includes a combined total of 26,246 common stock equivalents and restricted shares of common stock granted to our non-employee directors in consideration of their service to the Company as directors. Common stock equivalents represent rights to receive shares of common stock at the date the common stock equivalents are settled. Common stock equivalents have dividend equivalent rights beginning on the date of grant.

(2)
The amount shown in column (a) does not include an amount of shares, which was not determinable as of December 31, 2022, subject to potential issuance upon the satisfaction of performance and vesting conditions of awards made under the Company’s Performance Incentive Plan (“iPIP”) approved by stockholders. In no event may the number of shares issued exceed the amount available in column (c) unless shareholders authorize additional shares (see Note 14 of our consolidated financial statements in iStar’s 2022 10-K Report for further details).

(3)
The amount in column (c) represents the number of shares available for issuance under the 2009 LTIP (see Note 14 of our consolidated financial statements in iStar’s 2022 10-K Report for further details).

(4)
As noted above, the data in this table is as of December 31, 2022. After giving effect to the Reverse Stock Split and awards granted and shares issued under the 2009 LTIP since December 31, 2022 pursuant to compensation actions approved by the Compensation Committee in connection with the Merger and related transactions (as described under “Compensation Discussion and Analysis — Merger Related Compensation Actions” herein), as of April 20, 2023, the number of securities to be issued upon exercise of outstanding options, warrants and rights, as reported in column (a) is equal to 167,512, and the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)), as reported in column (c) is 267,094.

Safehold Inc. 2023 Proxy Statement | 37

Proposal 4 — Advisory Resolution to Approve Executive Compensation (Say-on-Pay)
We are asking stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement (Say-on-Pay). Although this advisory vote is non-binding on the Company, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. We have determined to hold a Say-on-Pay advisory vote every year. Unless the Board or the Compensation Committee modifies the determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at our 2024 annual meeting of stockholders.
We encourage stockholders to read the entire Compensation Discussion and Analysis section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.
The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and sustainable long-term success.
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
Required Vote
The affirmative vote of a majority of all the votes cast at the 2023 Annual Meeting at which a quorum is present is required for the advisory resolution to approve executive compensation. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The board recommends that you vote FOR the Say-on-Pay resolution to approve the compensation of the named executive officers.
38 | Safehold Inc. 2023 Proxy Statement

Proposal 5 — Advisory Vote on the Frequency of Future Say-on-Pay Votes
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our executive officers (or Say-on-Pay votes) as disclosed in our proxy statement. Under this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years, or every three years.
After careful consideration, our Board and Compensation Committee currently believe that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their view on our executive compensation program.
As an advisory vote, this proposal is not binding on us, the Board, or our Compensation Committee. The Board and the Compensation Committee value the opinions expressed by of our stockholders in their votes on this Proposal and will consider the outcome of the vote when making future decisions regarding the frequency of with which the advisory vote on executive compensation will be held in the future.
Required Vote
The option of every year, every two years or every three years that receives a majority of the votes cast on the proposal will be the frequency for future Say-on-Pay votes that is recommended by our stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
The board recommends that you vote to have future say-on-pay votes “EVERY YEAR”.
Safehold Inc. 2023 Proxy Statement | 39

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
The Company’s executive compensation program in effect for 2022 was the product of the comprehensive review undertaken by our Compensation Committee in recent years and the extensive stockholder outreach seeking feedback and input to ensure that our compensation program was aligned with shareholder interests and concerns. This CD&A details how our executive compensation program was designed and operated for our named executive officers (“NEOs”), who in 2022 included the following individuals:
Jay Sugarman	Chairman and Chief Executive Officer
Marcos Alvarado	President and Chief Investment Officer
Brett Asnas	Chief Financial Officer
Garett Rosenblum	Chief Accounting Officer
This Compensation Discussion and Analysis discusses our historical compensation program and practices in effect for 2022, supplemented by information regarding compensation actions taken after December 31, 2022 in connection with the Merger and related transactions.
Compensation Philosophy and Guiding Principles
Our compensation programs are designed to foster a strong pay-for-performance culture by ensuring we balance emphasis on near-term and long-term performance. The Compensation Committee, and the Board as a whole, believe this approach is essential given the nature of our portfolio of assets and investment opportunities.
We strive to provide our employees with meaningful reward opportunities while maintaining alignment with stockholder interests and business imperatives. In setting and overseeing the compensation of our executive officers, the Compensation Committee believes our compensation philosophy is best enacted by designing programs and policies to achieve three core objectives:
1.
Attract, motivate and retain executives who contribute to the achievement of our short-term and long-term goals.

2.
Encourage our executives to improve business performance and increase shareholder value by providing a mix of compensation that is primarily performance-based and variable

3.
Align executives’ interests with those of our stockholders by denominating a significant portion of total compensation to ling-term interests that are both performance-based and equity-based

Response to 2022 Say-on-Pay Proposal
At our 2022 annual meeting of stockholders, our say-on-pay proposal received support from approximately 95% of the votes cast on the proposal, reflecting widespread shareholder support for our fiscal 2021 executive compensation program. As we evaluated our compensation practices for fiscal 2022, we were mindful of the strong support our stockholders expressed for our program and ultimately decided to retain the overall design of our executive compensation program.
2022 Compensation Program
Our executive compensation program for 2022 consisted of three primary components:
1.
Base salary

2.
Annual incentive award

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EXECUTIVE COMPENSATION

3.
Long-term incentives

For the named executive officers, the Compensation Committee determines the amounts of these compensation components annually after considering:
☐
Each executive’s experience, knowledge, skills and personal contributions

☐
the Company’s performance relative to pre-established goals

☐
Individual executives’ accomplishments and performance relative to pre-established goals

☐
Real estate industry performance, general economic conditions and other macroeconomic factors

Each compensation component is discussed below.
Base Salaries
The Compensation Committee reviews the annual base salaries of our named executive officers at the beginning of every year. Base salaries of our NEOs who served during 2022 are shown below.
Named Executive Officer	2022 Base Salary ($)
Jay Sugarman	600,000
Marcos Alvarado	550,000
Brett Asnas	300,000
Garett Rosenblum	300,000
The base salaries for Messrs. Sugarman, Alvarado and Rosenblum for 2022 were set at the same level as in 2021. The base salary for Mr. Asnas was set in connection with his promotion to Chief Financial Officer in February 2022.
Annual Incentive Plan (AIP)
Our named executive officers, as well as our other employees, are eligible to earn an annual incentive award under the AIP if we achieve financial performance goals approved by the Compensation Committee.
Each year, the Committee discusses and approves performance and payout levels under the AIP after a multi-step process of reviewing our current strategy, business plans and budgets, headcount and roles, and other relevant factors. In the beginning of 2022, the Committee approved the following performance metrics to determine AIP funding:
1.
Adjusted Book Value Per Share

2.
Total Shareholder Return for our common stock compared to benchmark indices

3.
Strategic Framework Success Rate, a scorecard that assesses performance relative to seven predetermined goals directly linked to our strategic framework, as follows:

☐
Ground leases originated at SAFE

☐
Investment grade unsecured credit rating and capital markets offering

☐
Monetization of legacy assets

☐
Improved employee engagement score

☐
Improved DEI culture score

☐
Improved ESG scores with leading ESG rating agencies

Safehold Inc. 2023 Proxy Statement | 41

EXECUTIVE COMPENSATION

☐
SAFE stock price

The target performance metrics and corresponding AIP pool target funding levels that were approved by the Compensation Committee for 2022 are set forth in the following table. At year-end, the Committee determined actual performance achieved during 2022 for each of these performance metrics as indicated by the highlighted portions of the table:
Performance Metric	Below Threshold	Threshold	Target	High	Weighting
1. Adjusted Book Value Per Share	< $30.00	$30.00	$35.00	$40.00	35%
2. Company TSR	< 5%	5%	10%	15	35%
3. Strategic Framework Success Rate	< 2/7	2/7	4/7	6/7	30%
Target 2022 AIP Funding/ Payouts	$0M	$16.M	$19.5M	$22.5M	100%
NOTES:
(1)
See Exhibit A to this Proxy Statement for our methodology and calculations of Adjusted Book Value.

(2)
A linear scale of performance targets and payout levels is utilized to determine performance and funding for results that fall between the specified amounts.

Under the terms of the AIP, since our TSR was negative for 2022, AIP pool funding was capped at the threshold level, regardless of level of performance achieved under the established performance metrics.
To account for unanticipated circumstances and external economic factors, including the impact of shifts in timing of our asset transactions, the AIP provides that the Compensation Committee has discretion to adjust the size of the total AIP bonus pool by up to 25% (up or down) based on its assessment of our overall performance; factors relevant to how the performance results were achieved; our financial condition, including liquidity; and other relevant considerations. However, the Committee does not have discretion to override the impact of the TSR modifier when it caps the AIP pool funding amount at the threshold level. The Committee made no discretionary adjustments to the funding of the AIP pool for 2022.
Based on the actual performance achieved during 2022 compared to the target performance metrics and corresponding AIP pool target funding levels established by the Committee, the Committee approved total AIP pool funding in the amount of $10.0 million for 2022.
AIP Awards for 2022 (Approved and Paid in February 2023)
For services during 2022, 77% of our AIP pool was awarded to employees other than our NEOs. AIP awards were approved and paid in February 2023 for services performed in 2022. In accordance with SEC disclosure rules, the AIP awards are reported in the Summary Compensation Table on page 50 as compensation for the year in which the services were performed.
In approving individual AIP awards to our NEOs for services in 2022, the Committee took into consideration the contributions and accomplishments of each NEO, including their performance with reference to specific individual goals developed for each executive. Mr. Sugarman offered to forego any AIP award for 2022 and the Committee accepted his offer. With respect to our other NEOs:
☐
Mr. Alvarado’s AIP award was approved based on his contributions towards achieving significant strategic and operational goals, in particular the strategic combination of the Company and Safehold and related transactions and the internal reorganization necessary to accomplish those transactions, origination of ground lease investments in very challenging market conditions, leading and enabling our key business functions to achieve operating framework targets, and improving our employee engagement scores.

☐
Mr. Asnas’ AIP award was approved based on his contributions towards achieving significant progress in capital markets transactions, including reducing debt costs through negotiated exchanges and repurchases

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EXECUTIVE COMPENSATION

of outstanding notes, enhancing our relationships with ratings agencies, including credit rating upgrades, and strategic leadership of our investor relations, treasury and finance functions.
☐
Mr. Rosenblum’s AIP award was approved based on his leadership of our accounting department including, after the resignation of our chief financial officer in May 2021, his performance as our temporary interim principal financial officer until February 2022.

The following table lists the AIP awards granted to our NEOs for their services during 2022.
Named Executive Officer	2022 Award ($)
Marcos Alvarado	1,710,000
Brett Asnas	380,000
Garett Rosenblum	222,300
Long-Term Incentive Compensation — iPIP
Long-term incentive compensation for our NEOs has historically been delivered primarily through iPIP. As described below under “Merger Related Compensation Actions,” the iPIP program was terminated in connection with the Merger of the Company and Old SAFE, unvested iPIP interests were vested and distributions were made to participants. The ultimate value of awards, if any, under the iPIP was directly tied to the performance of our assets and investments, as well as our relative TSR performance. The discussion below describes both the iPIP program applicable through 2022 and the actions taken after December 31, 2022 in connection with the termination of the iPIP program and the payout of distributions to participants pursuant to such termination.
Under the iPIP, long-term incentive awards were made in the form of allocations of iPIP points granted to our NEOs every two years, and reflected interests in pools of investments made during a two-year period. The most recent iPIP allocations were granted in February 2021. In its decision- making for these February 2021 iPIP allocations, the Committee utilized a scorecard that reflected performance metrics and qualitative factors approved in the beginning of 2020 and compared the performance achieved against those performance metrics and qualitative factors at year-end 2020. This scorecard was described in the Company’s 2022 Proxy Statement Supplement dated May 2, 2022 and was taken into consideration by the Committee in determining the allocation of Points in 2021.
Because iPIP points were granted to our NEOs every two years, our NEOs who received grants of iPIP points in 2021 in the 2019-2020 iPIP pools did not receive any grants of iPIP points in 2022. No iPIP points were granted in 2023 either, since it was determined to terminate the iPIP program in connection with the Merger of the Company and Old SAFE.
iPIP Distributions Paid in 2022
Distributions were made during 2022 in respect of iPIP points that had previously been granted and had vested. The following table presents information on payouts to our NEOs during 2022 of amounts available for distribution under the iPIP in respect of vested iPIP points. These distributions were paid 50% in cash and 50% in shares of our common stock. After deducting for applicable tax withholdings, the individual received a net amount of our shares. Payouts were made from the 2013-2014 iPIP pool and also from the 2015-2016 iPIP pool, which represented the final payout from the 2015-2016 iPIP pool. The amounts shown in the table are gross payments, before deducting for applicable tax withholdings. Amounts of shares of our common stock shown in the table are adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein.
Name		Cash ($)	iStar shares (#)
Jay Sugarman	2013 – 2014 iPIP pool	$5,384,552	36,183
	2015 – 2016 iPIP pool	$5,437,617	36,540
Brett Asnas	2015 – 2016 iPIP pool	$34,049	228
Garett Rosenblum	2015 – 2016 iPIP pool	$156,625	1,052
Safehold Inc. 2023 Proxy Statement | 43

EXECUTIVE COMPENSATION

Long-Term Incentive Compensation — LTIP
In addition to the iPIP program, which prior to the Merger, served as the primary vehicle for providing long-term incentive compensation to our NEOs, other senior executives, and investment professionals, we have also granted equity-based awards under the 2009 LTIP as deemed appropriate. These awards typically are in the form of restricted stock units (Units) that entitle the holder to receive an equivalent number of shares of our common stock if and when the Units vest. Since the iPIP program has been terminated, going forward, we expect the 2009 LTIP will be a primary vehicle for providing long-term incentive compensation to our NEOs and other employees.
The Committee utilized a scorecard in determining the allocation of LTIP awards in February 2022. Since no iPIP allocations were granted in 2022, these LTIP awards were the primary form of long-term incentive compensation granted in 2022 and the scorecard used in determining these allocations of LTIP awards was similar to the scorecard that had been used in prior years in determining iPIP allocations.
The scorecard presented below reflects the performance metrics, which were approved in the beginning of 2021, and the performance achieved against those performance metrics, which was assessed at the end of 2021, that were taken into consideration by the Committee in determining the allocation of LTIP awards in February 2022:
Financial Goals (70%) Exceeded (+), Met (=), or Underperformed (-)	Quantitative Goals (30%) Exceeded (+), Met (=), or Underperformed (-)
Share price performance (TSR) -	Strategic planning (overall vision) +
Liquidity +	Strategic planning (new business positioning) +
Leverage +	Succession planning =
Cash Flow +	Investor relations / outreach +
Adjusted book value per share -	Corporate culture / engagement =
In February 2022, the Compensation Committee granted LTIP awards to our NEOs as shown in the table below. The LTIP awards were granted in recognition of service and performance during 2021, in the form of Units scheduled to cliff vest in one installment in January 2025, subject to the recipient’s continued employment through the vesting date. On vesting, the Units entitle the holder to receive an equivalent number of shares of our Common Stock, net of applicable tax withholdings. The amounts shown in the table are adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein. As described below under “Merger Related Compensation Actions,” the vesting of the Units accelerated in full on the closing of the Merger.
Executive	LTIP Awards (Units) Awarded in 2022 (#)	Grant Date Value ($)(1)
Marcos Alvarado	5,414	850,000
Brett Asnas	1,751	275,000
Garett Rosenblum	796	125,000

(1)
The value of the Units is based on the grant date fair value calculated in accordance with FASB ASC Topic 718.

Other Equity Compensation Arrangements
New Restricted Stock Unit Awards
Prior to the consummation of the Merger, effective March 31, 2023, Old SAFE awarded 173,064, 173,064 and 60,105 restricted stock units in respect of shares of Old SAFE Common Stock to Mr. Sugarman, Mr. Alvarado and Mr. Asnas, respectively, under Old SAFE’s 2017 Equity Incentive Plan, which automatically converted into restricted stock units in respect of shares of the Company’s Common Stock on a one-for-one basis in connection with the Merger (the “New Restricted Stock Unit Awards”). These awards were approved by the Company’s compensation committee and the compensation committee of Old SAFE, and vest in substantially equal installments over four years with 25% vesting on each anniversary of the grant date, subject to the recipient’s continued employment through each vesting date.
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CARET Performance Incentive Plan
During the third quarter of 2018, Old SAFE adopted, and in the second quarter of 2019, its stockholders approved, the Caret Performance Incentive Plan (the “Original Caret Performance Incentive Plan”). Under the Original Caret Performance Incentive Plan, 1,500,000 Caret units were reserved for grants of performance-based awards to Original Caret Performance Incentive Plan participants, including certain executives of the Company, or its affiliates, directors of Old SAFE and service providers of Old SAFE. Grants under the Original Caret Performance Incentive Plan were subject to vesting based on time-based service conditions and hurdles relating to Old SAFE’s common stock price, all of which were satisfied as of December 31, 2022, except with respect to approximately 1,000 Caret units that are scheduled to vest on December 31, 2023. In connection with the Merger, certain of Old SAFE’s former executive officers (including our NEOs), have entered into re-vesting agreements pursuant to which the executives have agreed to subject 25% of their previously vested Caret units to additional vesting conditions which will be satisfied on March 31, 2025, subject to the applicable executive’s continued employment through such date. In the event of a termination of the executive’s employment by the Company without “cause”, or due to the executive’s death, disability or retirement, the unvested Caret units shall continue to vest as and when the vesting conditions described above are satisfied.
As part of a restructuring in connection with the Merger (the “Caret Restructuring”), Safehold Operating Partnership LP converted into a Delaware limited liability company and renamed itself “Safehold GL Holdings LLC” (“Portfolio Holdings”), with the Company as its managing member. The Company conducts all of its business and owns all of its properties through Portfolio Holdings. In addition, holders of Caret units in Old SAFE’s subsidiary, Caret Ventures LLC (“Caret Ventures’), contributed their interests in Caret Ventures to Portfolio Holdings in return for Caret units issued by Portfolio Holdings. In connection with the consummation of the Merger and the Caret Restructuring, Old SAFE, Caret Ventures and CARET Management Holdings LLC assigned each Award Agreement (as defined in the Original Caret Performance Incentive Plan) relating to outstanding Caret unit awards to Portfolio Holdings pursuant to the Omnibus Assignment, Assumption and Amendment Agreement, dated as of March 31, 2023 (the “Caret Assignment Agreement”).
Following the effectiveness of the Caret Assignment Agreement, Old SAFE amended and restated the Original Caret Performance Incentive Plan (the “Amended Caret Performance Incentive Plan”). The material terms of the Amended Caret Performance Incentive Plan are described below.
Prior to the Merger, the Old SAFE compensation committee, and following the Merger, the Board, approved awards of 76,801 new Caret units to executive officers and other employees, other than Messrs. Sugarman and Alvarado, including 15,000 Caret units to Mr. Asnas. The new Caret unit awards were granted immediately following the Merger and the effectiveness of the Amended Caret Performance Incentive Plan, and cliff vest on the fourth anniversary of their grant date if the Company’s common stock has traded at an average per share price of $60.00 or more for at least 30 consecutive trading days during that four-year period.
Subsequent to the closing of the Merger, and after giving effect to the Caret Restructuring and the post-Merger Caret unit awards, Amended Caret Performance Incentive Plan participants held 1,499,757 Caret units, representing 15.41% of the then-outstanding Caret units and 12.5% of the then-authorized Caret units, which includes 735,000 Caret units, representing 7.53% of the then-outstanding Caret units and 6.13% of the then-authorized Caret units, and 337,500 Caret units, representing 3.46% of the then-outstanding Caret units and 2.81% of the then-authorized Caret units, held directly and indirectly by Messrs. Sugarman and Alvarado respectively.
Effective Date and Term
The Amended Caret Performance Incentive Plan became effective on March 31, 2023 and amends and restates in its entirety the Original Caret Performance Incentive Plan. Awards of Caret units may be made under the Amended Caret Performance Incentive Plan until July 24, 2028, which is the tenth anniversary of the date on which the board of directors of Old SAFE adopted the Original Caret Performance Incentive Plan, unless the Amended Caret Performance Incentive Plan is terminated earlier by the Board. Subject to other applicable provisions of the Amended Caret Performance Incentive Plan, all awards made under the Amended Caret Performance Incentive Plan prior to termination of the Amended Caret Performance Incentive Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Amended Caret Performance Incentive Plan and the terms of such awards.
Safehold Inc. 2023 Proxy Statement | 45

EXECUTIVE COMPENSATION

Administration
The Amended Caret Performance Incentive Plan will be administered by the Compensation Committee, or such other committee or subcommittee authorized by the Board to administer the Amended Caret Performance Incentive Plan, which will consist of two or more members. All actions taken with respect to awards granted to participants who are subject to Section 16 of the Exchange Act shall only be taken by members of the Compensation Committee (or a subcommittee thereof) who are “Non-Employee Directors” as that term is defined by Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee may make such rules and regulations and establish such procedures for the administration of the Amended Caret Performance Incentive Plan as it deems appropriate. Without limiting the generality of the foregoing, the Compensation Committee may, to the extent not inconsistent with the terms of the Amended Caret Performance Incentive Plan: (i) approve the eligible participants under the Amended Caret Performance Incentive Plan; (ii) grant awards under the Amended Caret Performance Incentive Plan; (iii) provide for the forms of award agreement to be utilized in connection with the Amended Caret Performance Incentive Plan; (iv) determine the terms and conditions of awards under the Amended Caret Performance Incentive Plan; (v) construe and interpret the Amended Caret Performance Incentive Plan and award agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (vi) appoint such persons as may be necessary or appropriate to assist in administering the Amended Caret Performance Incentive Plan; (vii) determine whether an individual has incurred a termination of employment; (viii) determine the extent, if any, to which awards shall be forfeited; (ix) determine whether to accelerate vesting of any award; and (x) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Amended Caret Performance Incentive Plan or the administration or interpretation thereof.
The Compensation Committee may delegate to officers or employees of the Company or any of its affiliates, or committees thereof, the authority, subject to such terms as the Compensation Committee shall determine, to perform such administrative and other functions under the Plan as the Compensation Committee may determine appropriate.
Eligibility and Types of Awards
Each officer, director or employee of the Company, its affiliates and each other natural person who provides substantial services to the Company, its respective affiliates as a consultant or advisor and who is designated as eligible by the Compensation Committee is eligible to participate in the Amended Caret Performance Incentive Plan.
Caret Units Available for Issuance Under the Plan
Caret units evidence a separate class of membership profit interests in Portfolio Holdings, designated as “Caret units”, under the Limited Liability Company Agreement of Portfolio Holdings (“Portfolio Holdings LLCA”).
The total number of Caret units reserved and available for delivery in connection with awards under the Amended Caret Performance Incentive Plan shall not exceed the sum of (x) 76,801 Caret units, plus (y) any Caret units which are subject to awards outstanding as of March 31, 2023 which become available for issuance under the Amended Caret Performance Incentive Plan if an award expires or is cancelled, forfeited or otherwise terminated or as a result of any forfeitures under any of the re-vesting arrangements described above.
To the extent that an award expires or is canceled, forfeited, or otherwise terminated without a delivery to the participant of the full number of Caret units to which the award related, the undelivered Caret units will again be available for grant. Caret units withheld in payment of the exercise price or taxes relating to an award will be deemed to constitute Caret units delivered to the participant and shall not again be available for awards under the Amended Caret Performance Incentive Plan.
Vesting
Caret units will vest and be subject to forfeiture in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Compensation Committee and set forth in an award agreement. In addition to any other restrictions set forth in a participant’s award agreement, until such time as
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the Caret units have vested, the participant generally will not be permitted to sell, transfer, pledge, or otherwise encumber the Caret units. In the event of a Drag-Along Transaction (as defined in the Portfolio Holdings LLCA), the Compensation Committee will accelerate the vesting of outstanding Caret unit awards.
Amendment and Termination; No Repricing
The Board or the Committee may amend or terminate the Amended Caret Performance Incentive Plan at any time, and the Committee may amend the terms of any award theretofore granted, but no amendment shall be made which would materially impair the rights of a participant under an award theretofore granted without the participant’s consent, except such an amendment made to cause the Amended Caret Performance Incentive Plan to comply with applicable law.
Neither the repricing of awards under the Amended Caret Performance Incentive Plan nor any amendment to the Amended Caret Performance Incentive Plan that requires stockholder approval under applicable law or stock exchange rule shall be permitted without stockholder approval.
Clawback
All Caret unit awards granted under the Amended Caret Performance Incentive Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Company from time to time.
Performance-Based Pay
The Compensation Committee allocates pay among base salary, short-term incentives, and long-term incentives to emphasize performance-based, variable compensation. This mix ensures the appropriate alignment of executive compensation with financial performance and shareholder value creation. Notably, prior to the Merger, a substantial majority of the compensation opportunity for our CEO was historically delivered through iPIP.
As noted above, iPIP awards had been granted every two years and accordingly, our NEOs did not receive grants of any iPIP points in respect of service in 2022. Also, our CEO offered to forego any AIP award for 2022 and the Committee accepted his offer. As reported in the Summary Compensation Table on page 20, our CEO’s total direct compensation in 2022 was comprised 86.6% of base salary which is fixed and 11.5% of performance-based compensation, consisting of the portion of his 2021 AIP award paid in 2022 in the form of shares of Company common stock.
As reported in the Summary Compensation Table on page 20, our other NEOs’ total direct compensation in 2022 was comprised 20.5% of base salary and 78.3% of performance-based compensation, consisting of their AIP cash awards (41.3%), LTIP awards (22.3%) and the portion of 2021 AIP awards paid in 2022 in the form of shares of Company common stock (14.7%).
Merger Related Compensation Actions
In connection with the Merger and related transactions, the Compensation Committee approved the following compensation actions, which affected our NEOs and other employees:
☐
Unit Vesting: All unvested Units outstanding as of the closing date of the Merger became fully vested in connection with the closing, and holders received the same merger consideration as holders of our common stock.

☐
iPIP Terminations and Distributions: All iPIP plans terminated, unvested iPIP interests vested and distributions were made to participants in the 2013/2014, 2017/2018 and 2019/2020 plans. The 2015/2016 plan had previously terminated.

☐
Merger Retention Awards: The Compensation Committee approved a retention pool comprised of $7.5 million in cash and 275,000 shares of Old SAFE common stock owned by the Company. Cash retention awards were subject to clawback if the employee resigns or is terminated for cause before the earlier of the closing

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of the Merger or September 30, 2023. Mr. Sugarman was initially allocated a cash retention award, but as part of an employee reduction in force, he offered to forego such award and the Committee accepted his offer.
☐
New Unit Awards: The Compensation Committee and the compensation committee of Old SAFE approved $25.0 million worth of new restricted stock units awards to be granted in connection with the closing of the Merger in respect of service after the Merger. The new restricted stock units will vest proportionately over four years, subject to the recipient’s continued employment through each vesting date. See “Equity Compensation Arrangements — New Restricted Stock Unit Awards” above for more information.

In making the compensation decisions related to the Merger, the Compensation Committee considered that one of the purposes of combining the Company and Old SAFE was to create a pure-play, internally-managed ground lease company; therefore, it would be appropriate for the new combined company to terminate pre-merger incentive compensation arrangements such as iPIP and start with new incentive compensation arrangements that were appropriate for its business. In addition, the Compensation Committee focused on creating retention arrangements to retain personnel who were important to executing the Merger and related transactions successfully, managing the transitions of the Company, Old SAFE and Star Holdings to their post-transaction businesses and corporate structures and executing the post-transaction business strategies of the combined company and Star Holdings, the separate public company formed to acquire and operate the Company’s remaining legacy non-ground lease assets that was distributed to the Company’s stockholders in a spin-off transaction.
The following table presents information on the compensation payments made to our NEOs in 2023 in connection with the Merger and related transactions, described above, including (a) payments of shares of our common stock on accelerated vesting of Units and shares of Old SAFE common stock paid as accrued special dividend on the Units, (b) payments of amounts available for distribution on termination of iPIP in respect of vested points in the 2013/2014 iPIP pool (paid 50% in cash and 50% in shares of our common stock) and the 2017/2018 and 2019/2020 iPIP pools (paid in shares of Old SAFE common stock), (c) retention bonuses paid in cash and shares of Old SAFE common stock, and (d) grants of Old SAFE Units for shares of Old SAFE common stock vesting proportionately over four years. The amounts shown in the table are gross payments, before deducting for applicable tax withholdings The amounts shown in the table are adjusted to give effect to the Reverse Stock Split of our common stock that was effective March 31, 2023 as described herein.
	(a) Accelerated Units		(b) iPIP Payouts (2013/2014, 2017/2018 and 2019/2020 pools)			(c) Retention Bonus Payments		(d) Old SAFE Units
Name	iStar shares (#)	Old SAFE shares (#)	Cash ($)	iStar shares (#)	Old SAFE Shares (#)	Cash ($)	Old SAFE Shares (#)	Old SAFE Shares (#)
Jay Sugarman	—	—	$351,747	8,085	1,516,768	—	96,625	173,064
Marcos Alvarado	13,089	6,263	—	—	681,913	$1,290,000	58,500	173,064
Brett Asnas	4,234	2,027	—	—	27,277	$445,000	11,500	60,105
Garett Rosenblum	1,699	814	—	—	32,618	$167,700	4,000	8,654
Risk and Compensation
We believe that both the Company and our individual employees should focus on identifying, pricing, managing, and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns for our shareholders. Our compensation program is designed to support and motivate our employees in achieving this objective without encouraging excessive risk-taking. We believe the following attributes contribute to an executive compensation program that does not create risks that are reasonably likely to have a material adverse effect on the Company.
☐
Appropriate pay mix. We rely on an assortment of compensation elements — both fixed and variable, cash and equity-based, and short- and long-term — to ensure our executives focus on objectives that help us achieve our business plans and create alignment with long-term shareholder interests.

☐
Focus on long-term performance-based compensation. A significant portion of the compensation we pay our senior executives consists of long-term incentive awards that vest over multiple years.

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☐
Company executives are also stockholders. Our NEOs, other executive officers, and directors must comply with rigorous stock ownership guidelines.

☐
Reduced incentive for misconduct. Our clawback policy allows us to recover incentive compensation paid to an executive in the event such executive’s fraud, willful misconduct, or violation of a company policy leads to a restatement of our financial statements or negative revision of a financial measure used to determine that incentive compensation.

☐
No hedging or pledging. Our executives and directors are prohibited from engaging in transactions that hedge the risk of owning the Company common stock. In addition, directors, officers, and other employees may not pledge our securities as collateral for a loan or hold Company securities in a margin account except with prior approval in accordance with guidelines approved by our board from time to time.

☐
No guaranteed employment. We have no employment agreements with executive officers. All of our executives are employed on an “at will” basis and may be terminated with or without cause at any time. Similarly, our executives have no “golden parachute” or “golden coffin” arrangements. Taken as a whole, our compensation arrangements reward executives for appropriately identifying and managing risks, but provide no guaranteed “safety net” if they are ineffective in doing so. Moreover, the structure of our incentive compensation program ensures that any loss of value to our shareholders is shared by management.

Compensation Governance
In addition to structuring our compensation programs with objective, predetermined goals, and providing for direct oversight by our Compensation Committee, we employ a number of features to enhance our compensation governance, as described below.
Stock Ownership Guidelines
Our non-employee directors, executive officers, and other senior officers are expected to maintain equity ownership interests having at least minimum prescribed values. Our ownership guidelines in effect for 2022 are as follows:
5X Annual Cash Retainer	10X Base Salary	6X Base Salary	3X Base Salary
Non-employee Director ($500,000)	Chairman and CEO ($6 million)	President and Chief Investment Officer ($3.3 million)	Chief Financial Officer ($0.9 million) and other CEO direct reports
Non-employee directors and officers have five years from the date they are elected to the board or appointed to an officer position, as the case may be, to satisfy the ownership guidelines. All of our non-employee directors and named executive officers are currently in compliance with the guidelines.
Clawback Policy
We have a “clawback” policy that is reflected in the provisions of our incentive compensation awards. If we determine that an employee has engaged in fraud, willful misconduct, or violation of a company policy, and we further determine that misconduct caused or contributed to a material restatement or adjustment of the Company’s financial results within two years after the period presented, or caused a material negative revision of a financial measure used to determine incentive compensation, the Compensation Committee will review performance-based compensation awarded to that employee and, if appropriate, seek recoupment of an appropriate portion of such award. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. We will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.
Insider Trading Policies and Procedures
The federal securities laws prohibit a company’s directors, officers, employees and other “insiders” from engaging in securities trading on the basis of material, non-public information. It is our policy, without exception, to comply with all
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applicable laws and regulations in conducting our business. Accordingly, the Company has adopted an insider trading policy that prohibits each member of our Board of Directors and each of our officers and other employees from buying or selling our securities on the basis of material, non-public information, and from assisting or working in concert with others to do so. We impose “blackout periods” on a quarterly basis, and otherwise as appropriate, that prohibit insiders from trading in our securities, and require that any trading by an insider must be approved in advance by our compliance officer.
Tax Considerations
Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million annually. Prior to enactment of the Tax Cuts and Jobs Act in November 2017, Section 162(m) included an exception for performance-based compensation that meets specific requirements. This exception has now been repealed, subject to certain grandfathered exceptions, which means employers generally lose the deduction for compensation to covered executives in excess of  $1 million. Notwithstanding the loss of the exception for performance-based compensation, the Compensation Committee generally intends to continue to utilize the grandfathering rule under the Tax Cuts and Jobs Act where available. However, the Compensation Committee reserves the right to pay nondeductible compensation.
Roles and Responsibilities in Setting Named Executive Officer Compensation
Compensation Committee
The Committee is currently made up of three independent directors and reports to the Board.
The Compensation Committee reviews and approves overall compensation philosophy and strategy, as well as the compensation programs in which executive officers participate. Ultimately, the Compensation Committee is responsible for:
☐
approving specific compensation for the executive officers

☐
determining the form and amount of that compensation

☐
aligning executive compensation with shareholders’ interests

To that end, at the beginning of each year the Compensation Committee works with the CEO to set company performance goals and benchmarks for individual executive performance that we expect will positively influence shareholder value. At the end of each year, the Compensation Committee, taking into consideration the CEO’s recommendations for his direct reports, determines and approves specific compensation amounts for our executive officers.
With respect to the CEO, the Compensation Committee annually:
☐
reviews and approves objectives

☐
evaluates the CEO’s performance against those objectives and the Company’s overall performance

☐
determines the CEO’s compensation level based on that evaluation

When appropriate, members of the Compensation Committee engage with shareholders and other stakeholders to seek input on executive compensation matters.
The Compensation Committee has authority to retain independent compensation consultants and legal counsel to assist it in fulfilling its obligations.
Independent Compensation Consultant
Pay Governance, an independent executive compensation consultant, has been retained by the Compensation Committee since 2012 to provide consulting advice on matters of governance and executive compensation.
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As requested by the Compensation Committee, Pay Governance performs the following services:
☐
provides advice and opinion on the appropriateness and competitiveness of our executive compensation programs relative to market practice

☐
provides advice on our compensation strategy and our internal compensation-setting processes and governance

☐
attends Compensation Committee meetings

Chief Executive Officer
The CEO is supported by other members of the senior management team in setting goals and measuring company and individual performance.
The CEO works with the Company’s other executive officers to set performance goals for the company and individual executives, as appropriate, at the beginning of each year. Using that collective insight, the CEO recommends incentive plan designs and goals for the Compensation Committee’s review and approval.
The CEO makes recommendations to the Compensation Committee regarding compensation for the NEOs after reviewing the Company’s overall performance and each executive’s personal contributions. The CEO incorporates numerous qualitative factors into his recommendations. The CEO does not participate in the Committee’s executive session discussions or deliberations related to his own compensation.
Compensation Committee Report
In connection with our oversight of the compensation programs of Safehold Inc., we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to Safehold’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Barry Ridings (Chairman)
Jay Nydick
Stefan Selig
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Chief Executive Officer Pay Ratio
For 2022, the ratio of the annual total compensation of Mr. Sugarman, our CEO, to the median of the annual total compensation of all of our employees other than our CEO (“Median Annual Compensation”) was 3 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K using the data summarized below. For purposes of this disclosure, we refer to the employee who received Median Annual Compensation as the “Median Employee.” The date used to identify the Median Employee was December 31, 2022.
To identify the Median Employee, we first determined our employee population as of December 31, 2022. On that date, the Company and our consolidated subsidiaries collectively had 117 employees. This number includes both full-time and part-time employees, but not independent contractors or “leased” workers. We then measured compensation for the period beginning on January 1, 2022 and ending on December 31, 2022 for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary and bonuses as shown in our payroll and human resources records for 2022. We annualized compensation for any employee who worked for less than the full year.
For purposes of calculating this ratio, we used the total compensation of  $693,050 reported for Mr. Sugarman in the Summary Compensation Table for 2022. Median Annual Compensation for 2022 was $218,419. This amount was calculated by totaling all applicable elements of compensation for our Median Employee for 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K.
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Executive Compensation Tables and Other Information
Summary Compensation Table
The following table and the accompanying footnotes set forth compensation information for the past three years for our named executive officers who served during 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jay Sugarman	2022	600,000	—	80,000(5)	—(4)	13,050	693,050
Chairman and Chief Executive Officer	2021	600,000	—	1,389,405(5)	320,000	18,033	2,327,438
	2020	600,000	—	—	320,000	15,522	935,522
Marcos Alvarado	2022	550,000	—	1,450,000(5)	1,710,000	19,118	3,729,118
President and Chief Investment Officer	2021	550,000	—	2,589,405(5)	2,650,000	16,685	5,806,089
	2020	550,000	—	800,000(5)	1,720,000	15,498	3,085,498
Brett Asnas Chief Financial Officer(6)	2022	300,000	—	420,000(5)	380,000	19,449	1,119,449
Garett Rosenblum	2022	300,000	—	203,000(5)	222,300	23,321	748,621
Chief Accounting Officer(7)	2021	300,000	—	264,752(5)	372,000	14,509	951,261

(1)
Amounts reported in the “Stock Awards” column for 2021 include our performance-based iPIP awards. Amounts reported in this column include the dollar value of iPIP points granted in the year listed. The executives realized no value and did not receive income at the time these awards were granted. Actual payments made to the executives in respect of these awards were subject to meaningful performance hurdles and long vesting periods. In addition, iPIP payouts were subject to reduction based on the performance of our TSR. The iPIP plans were terminated in connection with the closing of the Merger and distributions were made to plan participants. See “Compensation Discussion and Analysis — Merger Related Compensation Actions” for more information.

The values of the iPIP awards are based on the grant date fair value calculated in accordance with FASB ASC Topic 718 (without regard to forfeitures) based on various assumptions with respect to forecasted investment originations, expected realization dates of investments (including maturities or sale dates), asset-specific leverage, corporate leverage, investment returns, credit losses, and other relevant factors. These assumptions are subject to risks and uncertainties that may cause actual results or outcomes to differ materially. Refer to Note 14 of our consolidated financial statements in iStar’s 2022 Annual Report on Form 10-K for further details.
Amounts reported in the “Stock Awards” column for 2021 include the dollar value of iPIP points granted in 2021 to our named executive officers in the 2021-2022 iPIP pools. No iPIP points were awarded in 2020 or 2022 to our NEOs.
(2)
Amounts reported in the “Non-Equity Incentive Plan Compensation” column include cash awards paid under our AIP to our named executive officers. Pursuant to the SEC’s disclosure rules and regulations, cash bonuses paid under the AIP are reported under the “Non-Equity Incentive Plan Compensation” column for the year in which services were performed

(3)
Amounts reported in the “All Other Compensation” column include our matching contributions to the accounts of our named executive officers in our 401(k) Plan, additional compensation attributable to certain life and disability insurance premiums, and accrued dividend equivalents paid upon the vesting of our long-term incentive awards.

(4)
No annual incentive award was paid to Mr. Sugarman under our AIP for services in 2022, as Mr. Sugarman offered to forego any AIP award for 2022 and the Committee accepted his offer.

(5)
Amounts reported in the “Stock Awards” column for 2022 for Mr. Sugarman include the dollar value of shares of our common stock issued in February 2022 as part of his annual incentive awards for services rendered in

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2021, which shares were fully vested but subject to sales restrictions for specified periods, based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718.
Amounts reported in the “Stock Awards” column for 2021 for Mr. Sugarman include the dollar value of shares of our common stock issued in February 2021 as part of his annual incentive awards for services rendered in 2020, which shares were fully vested but subject to sales restrictions for specified periods based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718.
Amounts reported in the “Stock Awards” column for 2022 for Messrs. Alvarado, Asnas and Rosenblum include the dollar value of (a) shares of our common stock issued in February 2022 as part of their annual incentive awards for services rendered in 2021, which shares were fully vested but subject to sales restrictions for specified periods, and (b) LTIP awards in the form of Units granted in February 2022, which Units were to vest at the end of three years, in each case based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. The fair value of the time-based Units was calculated based upon the share price of our common stock at the date of grant.
Amounts reported in the “Stock Awards” column for 2021 for Messrs. Alvarado and Mr. Rosenblum include the dollar value of (a) shares of our common stock issued in February 2021 as part of his annual incentive awards for services rendered in 2020, which shares were fully vested but subject to sales restrictions for specified periods, and (b) LTIP awards in the form of Units granted in February 2021, which Units were to vest at the end of three years, in each case based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. The fair value of the time- based Units was calculated based upon the share price of our common stock at the date of grant.
Amounts reported in the “Stock Awards” column for 2020 for Mr. Alvarado include the dollar value of (a) shares of our common stock issued in February 2020 as part of his annual incentive awards for services rendered in 2019, which shares were fully vested but subject to sales restrictions for specified periods, and (b) LTIP awards in the form of restricted stock units (Units) granted in February 2020, which Units were to vest at the end of three years, in each case based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. The fair value of the time-based Units was calculated based upon the share price of our common stock at the date of grant.
All of the unvested Units became vested in connection with the closing of the Merger. See “Compensation Discussion and Analysis — Merger Related Compensation Actions” for more information.
(6)
Mr. Asnas was appointed as our and Old SAFE’s Chief Financial Officer in February 2022.

(7)
Mr. Rosenblum served as our and Old SAFE’s temporary interim principal financial officer from May 2021 to February 2022.

Grants of Plan-Based Awards
The following table includes information on plan-based awards granted to our named executive officers who served during 2022. The amounts shown in the table are adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein.
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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			(#)
Jay Sugarman	2/28/22	(1)	(1)	(1)	(1)	(1)	(1)	509	80,000(2)
Marcos Alvarado	2/28/22	(1)	(1)	(1)	(1)	(1)	(1)	5,414	850,000(2)
	2/28/22							3,821	600,000(2)
Brett Asnas	2/28/22	(1)	(1)	(1)	(1)	(1)	(1)	1,751	275,000(2)
	2/28/22							923	145,000(2)
Garett Rosenblum	2/28/22	(1)	(1)	(1)	(1)	(1)	(1)	796	125,000(2)
	2/28/22							496	78,000(2)

(1)
As described more fully in “Compensation Discussion and Analysis-Annual Incentive Awards,” each year, the Compensation Committee establishes performance measures and determines the target amount for our total annual incentive pool. The total annual incentive pool is funded after year-end based on how we perform compared to the designated performance measures. Individual employees’ payouts from the pool are determined on a discretionary basis by the Compensation Committee. For our NEOs, the AIP awards are paid in a mix of cash and fully-vested shares of our common stock, subject to transfer restrictions for 18 months. During 2022, there were no Threshold, Target or Maximum amounts established for individual employees’ payouts under the annual incentive award program.

(2)
Amounts reported in the “Grant Date Fair Value” column also include the dollar value of LTIP awards granted in 2022 and AIP awards granted in 2022 for services in 2021 to our NEOs based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 (without regard to forfeitures). The fair values of the awards were calculated based upon the share price at the date of grant. Refer to Note 14 of our consolidated financial statements in our 2022 Annual Report on Form 10-K for further details.

Outstanding Equity Awards
The following table shows all outstanding equity awards at the end of 2022 held by our NEOs who served during 2022, which include unvested iPIP points and unvested Units. The amounts shown in the table are adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein. As described above, these equity awards are no longer outstanding: subsequent to December 31, 2022 and in connection with the Merger, all iPIP plans terminated, unvested iPIP interests vested and distributions were made to iPIP participants, all unvested Units became fully vested in connection with the closing, and holders received the same merger consideration as holders of our common stock.
Outstanding Equity Awards at Fiscal 2022 Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jay Sugarman	—	—	(2)	42,529,298(2)
Marcos Alvarado	15,732(3)	750,258	(2)	18,850,000(2)
Brett Asnas	3,712(3)	177,024	(2)	754,000(2)
Garett Rosenblum	2,756(3)	131,465	(2)	902,500(2)
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(1)
The market value of unvested Units is calculated by multiplying the number of Units by $7.63, the closing market price of our common stock on December 31, 2022, as adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein.

(2)
The estimated fair values of iPIP Points were calculated as of December 31, 2022, based on various assumptions with respect to forecasted investment originations, expected realization dates of investments (including maturities or sale dates), asset-specific leverage, corporate leverage, investment returns, credit losses, and other relevant factors. These assumptions are subject to risks and uncertainties that may cause actual results or outcomes to differ materially. Refer to Note 14 of our consolidated financial statements in iStar’s 2022 Annual Report on Form 10-K Report for further details. Amounts shown for Messrs. Sugarman, Asnas and Rosenblum represent estimated fair values of Points in the 2013-2014 iPIP pools and the 2015-2016 iPIP pools and are net of amounts distributed to them in respect of vested points in 2013-2014 short-term iPIP pool and 2015-2016 short-term iPIP pool, which were paid 50% in cash and 50% in shares of our common stock, net of applicable tax withholdings. As noted above under “Compensation Discussion and Analysis — Merger Related Compensation Actions,” all iPIP plans terminated, unvested iPIP interests vested and distributions were made to iPIP participants in accordance with iPIP provisions.

(3)
In February 2020-2022, Messrs. Alvarado, Asnas and Rosenblum were granted LTIP awards in the form of Units that were to vest over a three-year vesting period and, on vesting, entitle the holder to receive an equivalent number of shares of our Common Stock, net of applicable tax withholdings. These LTIP awards were granted in recognition of their service and performance during 2019-2021. As noted above under “Compensation Discussion and Analysis — Merger Related Compensation Matters,” all unvested Units became vested as of the Merger closing date.

Stock Vested in Fiscal 2022
The following table presents information for our named executive officers relating to stock awards that vested during 2022. The amounts shown in the table ar adjusted to give effect to the Reverse Stock Split that was effective March 31, 2023 as described herein.
Name	Stock Awards
	Number of Shares Acquired On Vesting (#)(1)	Value Realized on Vesting ($)
Jay Sugarman	509	80,000
Marcos Alvarado	4,431	692,000
Brett Asnas	1,685	260,000
Garett Rosenblum	1,807	275,800

(1)
Messrs. Sugarman, Alvarado, Asnas and Rosenblum received 1,902, 12,732, 5,987 and 6,904 net shares of our common stock, respectively, upon vesting of Units, after deduction of shares for applicable tax withholdings.

No Pension or Deferred Compensation
We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans, or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.
No Employment Agreements with Executive Officers
We do not have employment agreements with any of our named executive officers.
Change-in-Control or Similar Arrangements
None of our named executive officers are party to any automatic “single trigger” change-in-control arrangements that provide for compensation (including accelerated vesting of stock awards) in the event of a change in control, however,
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our Compensation Committee retains discretion to accelerate the vesting of unvested incentive awards in connection with a Change-in-Control transaction as it did in connection with the Merger. See “Compensation Discussion and Analysis — Merger Related Compensation Actions”.
The iPIP and the terms of applicable award agreements granted to our named executive officers included certain provisions relating to a termination of employment. In connection with the Merger, all iPIP plans terminated, unvested iPIP interests vested and distributions were made to participants in the 2013/2014, 2017/2018 and 2019/2020 iPIP plans. See “Merger related Compensation Actions” described above. The 2015/2016 iPIP plan previously terminated.
The Company’s Severance Plan provides separation benefits in the event an employee is terminated without cause, on terms that are available generally to all salaried employees. Assuming a qualifying termination event on December 31, 2023, the separation benefits payable to each of our NEOs would have included a lump sum payment equal to 6 months of salary, a payment in respect of annual incentive award for 2022 equal to 100% of the annual incentive award for 2021, and reimbursement for 6 months’ of the employer’s portion of premiums for healthcare continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the employee and covered dependents.
2022 Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the years listed below. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The following table summarizes the total Compensation Actually Paid to our CEO and our other NEOs versus the performance of the Company for the fiscal years ended December 31, 2022, 2021 and 2020, calculated in accordance with SEC rules.
The amounts below shown for Compensation Actually Paid do not represent the value of cash and shares of the Company’s common stock received by our CEO and other NEOs during the year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards based on the value of our common stock. As a result of the calculation methodology required by the SEC, compensation actually paid amounts below differ from compensation actually earned, realized or received by the individuals.
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid (CAP) to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)(1)(2)	Average Compensation Actually Paid to Other NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income ($000)	Adjusted Book Value Per Share ($)
					Total Company Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2022	693,050	(35,246,696)	1,865,729	(6,825,709)	72.40	99.8	135,400	10.25
2021	2,327,438	22,622,598	2,818,533	5,066,513	209.90	132.2	73,100	33.85
2020	935,522	54,177,271	2,798,620	19,241,894	188.20	92.4	59,200	33.65

(1)
Compensation Actually Paid (CAP) amounts reflect the following adjustments, computed in accordance with SEC rules:

(a)
total compensation reported in the Summary Compensation Table,
Minus

(b)
the grant date fair value of Stock Awards reported in the Summary Compensation Table for the covered year,
Plus

Safehold Inc. 2023 Proxy Statement | 57

EXECUTIVE COMPENSATION

(c)
for Stock Awards granted during the covered year that were unvested at the end of the covered year, the fair value of unvested Stock Awards at the end of the covered year,
Plus

(d)
for Stock Awards granted during the covered year that vested during the covered year, the fair value of such Stock Awards on the vesting date,
Plus (or Minus)

(e)
for Stock Awards granted prior to the covered year that were unvested at the end of the covered year, the change in fair value of unvested Stock Awards during the covered year,
Plus (or Minus)

(f)
for Stock Awards granted prior to the covered year that vested during the covered year, the change in fair value of such Stock Awards from the end of the prior year to the vesting date,
Minus

(g)
for Stock Awards granted prior to the covered year that failed to meet applicable vesting standards, the fair value of such Stock Awards as of the end of the prior year

The fair value of Stock Awards is calculated based on assumptions determined in accordance with FASB ASC Topic 718.
(2)
Other NEOs included in the average calculations are:

2022:
Messrs. Alvarado, Asnas (who has served as our CFO since February 2022) and Rosenblum (who served as our principal financial officer from May 2021-February 2022)

2021:
Messrs. Alvarado, Rosenblum and Fox-Geen, who served as our CFO from March 2020-May 2021

2020:
Messrs. Alvarado and Fox-Geen

(3)
Company total stockholder return is calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends. Peer Group Total Shareholder Return reflects the MSCI US REIT Index based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(4)
See Exhibit A for the calculation of Adjusted Book Value Per Share, as derived from the Company’s audited financial statements for the relevant year.

A reconciliation of CAP amounts shown in the preceding table for our CEO and other NEOs, reflecting the adjustments described in Note (1) above, is as follows:
CEO	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	693,050	2,327,438	935,522
Minus [-]: Stock Awards Granted During the Covered Year	(80,000)	(1,389,405)	—
Plus [+]: Year-End Fair Value of Unvested Stock Awards Granted During the Covered Year	—	275,000	—
Plus [+]: Fair Value on Vesting Date of Stock Awards Granted and Vested During the Covered Year	80,000	80,000	—
Plus (Minus) [+/-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that were Unvested at Year-End	(35,939,746)	21,329,565	53,241,749
Plus (Minus) [+/-]: Year-Over-Year Change in Fair Value of Stock Awards Granted In Prior Years that Vested During the Covered Year	—	—	—
Compensation Actually Paid (CAP)	(35,246,696)	22,622,598	54,177,271
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Other NEOs (Average)	2022	2021	2020
Summary Compensation Table Total	1,865,729	2,818,533	2,798,620
Minus [-] : Stock Awards Granted During the Covered Year	(691.000)	(1,450,560)	(1,156,783)
Plus [+]: Year-End Fair Value of Unvested Stock Awards Granted During the Covered Year	126,564	560,608	1,733,934
Plus [+]: Fair Value on Vesting Date of Stock Awards Granted and Vested During the Covered Year	274,333	163,333	275,000
Plus (Minus) [+/-]: Year-Over-Year Change in Value of Stock Awards Granted In Prior Years that were Unvested at Year-End	(8,391,950)	4,386,733	15,591,295
(Minus) [-]: Year-Over-Year Change in Value of Stock Awards Granted In Prior Years that Vested During the Covered Year	(9,385)	(671)	(172)
(Minus) [-]: Prior Year-End Value of Stock Awards Granted In Prior Years that Forfeited During Covered Year		(1,411,464)
Compensation Actually Paid (CAP)	(6,825,709)	5,066,513	19,241,894
The following table lists the most important financial and non-financial performance measures used by the Company at the beginning of 2022 in setting pay-for-performance compensation for 2022. These measures are not listed in order of importance. See the “Compensation Discussion and Analysis” section included elsewhere in this proxy statement and in our historical proxy statements for additional detail on executive compensation actions.
Performance measure	Description
Adjusted Book Value Per Share
Adjusted Book Value Per Share has been used as a performance metric since 2020, based on the Compensation Committee’s conclusion that it was appropriately aligned with the Company’s strategic goals and less volatile than other measures, such as earnings per share, that did not adequately take into consideration several of the business’ key performance indicators

Total Shareholder Return	Total cumulative shareholder returns of our common stock compared to the Standard & Poor’s 500 Index and the Standard & Poor’s 500 Financial Sector Index
Strategic Framework Success Rate	A scorecard that assesses performance relative to seven predetermined goals directly linked to our strategic framework:
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EXECUTIVE COMPENSATION

The following graphs reflect the CAP for our CEO and average CAP for our other NEOs over the three-year period ended December 31, 2022 compared to our Net Income and our Adjusted Book Value Per Share over the same period, calculated in accordance with SEC regulations.

Compensation Actually Paid versus Net Income
Compensation Actually Paid ($MM)
$60
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
$(40)
Net Income ($MM)
$140
$125
$110
$95
$80
$65
$50
$35
$20
$5
$(10)
FY2020
FY2021
FY2022
CEO
Non-CEO Average CAP
Net Income

Compensation Actually Paid versus Adjusted Book Value per Share
Compensation Actually Paid ($MM)
$60
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
$(40)
Adjusted Book Value Per Share ($)
$40
$36
$32
$28
$24
$20
$16
$12
$8
$4
$-
FY2020
FY2021
FY2022
CEO
Non-CEO Average CAP
Adjusted Book Value per Share

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EXECUTIVE COMPENSATION

The following graph reflects the CAP for our CEO and average CAP for our other NEOs over the three-year period ended December 31, 2022 compared to the total cumulative shareholder returns of our common stock and cumulative total shareholder returns of MSCI US REIT Index (peer group total shareholder return) over the same period, calculated in accordance with SEC regulations.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid ($MM)
$60
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
$(40)
Total Shareholder Return ($)
$250
$200
$150
$100
$50
$-
FY2020
FY2021
FY2022
CEO
Non-CEO Average CAP
Company TSR
Peer Group TSR

Safehold Inc. 2023 Proxy Statement | 61

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information available to us with respect to any common stock owned by our directors, nominees for director, executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common as of April 20, 2023. This table includes options, if any, that are currently exercisable or exercisable within 60 days of the date of this proxy statement, and CSEs and restricted shares of our common stock awarded to non-employee directors under the Safehold Inc. Non-Employee Directors’ Deferral Plan that are or will be fully vested within 60 days.
Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(1)	% of Basic Common Stock Outstanding(2)
Marcos Alvarado(3)	619,530	*
Brett Asnas(3)	39,546	*
Jesse Hom(3)(4)	—	—
Robin Josephs(3)(5)	123,608	*
Jay Nydick(3)(6)	65,146	*
Barry Ridings(3)(7)	30,508	*
Garett Rosenblum(3)	38,207	*
Stefan Selig(3)	58,546	*
Jay Sugarman(3)(8)	1,871,466	2.9%
GIC Private Limited(9) 168, Robinson Road #37-01, Capital Tower Singapore 068912 +65 6889 8888	4,248,435	6.6%
Star Holdings(10) 1114 Avenue of the Americas 39th Floor New York, New York 10036	13,522,651	21.2%
BlackRock, Inc.(11) 50 Hudson Yards New York, NY 10001	7,368,357	11.5%
The Vanguard Group(12) 100 Vanguard Blvd. Malvern PA 19355	6,188,036	9.7%
Affiliates of MSD Partners, L.P.(13) One Vanderbilt Avenue 26th Floor New York, New York 10017	5,205,006	8.1%
All executive officers, directors and nominees for director as a group (9 persons)	2,846,577	4.5%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of April 20, 2023, 63,910,938 shares of our common stock were outstanding.

(3)
c/o Safehold Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Mr. Hom is an officer of entities affiliated with GIC Private Limited. He disclaims beneficial ownership of shares of our common stock beneficially owned by GIC Private Limited.

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Stock Ownership Information

(5)
Includes 2,631 shares of common stock owned directly by Ms. Josephs, 10,000 restricted stock units owned indirectly through a family trust that are fully vested and will be settled in five equal annual installments from July 2027-July 2031, 17,799 CSEs held under the Safehold Inc. Non-Employee Directors’ Deferral Plan that are fully vested, 3,107 shares owned indirectly through an IRA, and 90,071 shares owned indirectly through a family trust, as to which Ms. Josephs disclaims beneficial ownership, except to the extent of any pecuniary interest therein.

(6)
Includes 27,100 shares owned directly by Mr. Nydick and 38,046 shares owned indirectly through a family trust.

(7)
Includes 28,934 shares owned directly by Mr. Ridings and 1,574 CSEs held under the Safehold Inc. Non-Employee Directors’ Deferral Plan that are fully vested.

(8)
Includes 1,717,007 shares of common stock owned directly by Mr. Sugarman, 6,487 shares owned indirectly through Mr. Sugarman’s spouse, and 81,026 shares owned indirectly through family trusts and 66,946 shares owned indirectly through a foundation, as to which Mr. Sugarman disclaims beneficial ownership, except to the extent of any pecuniary interest therein.

(9)
This beneficial ownership information is based solely on a Schedule 13D, dated March 31, 2023, as amended, filed with the SEC by GIC Private Limited. 2,125,000 shares are held directly by SFTY Venture LLC. GIC Real Estate, Inc., the investment manager for SFTY Venture LLC, has the power to vote and dispose of such shares. GIC Real Estate, Inc. shares such powers with GIC Real Estate Private Limited and GIC Private Limited. 2,123,435 shares are held directly by GIC Private Limited, which has the sole power to vote and the sole power to dispose of the shares beneficially owned by it.

(10)
This beneficial ownership information is based solely on a Schedule 13D, dated March 31, 2023, filed with the SEC by Star Holdings. 13,522,651 shares are held directly by Star Investment Holdings SPV, LLC, a Delaware limited liability company (“SIH”). Star Holdings, a Maryland statutory trust, is the sole owner and managing member of SIH and has the power to vote and dispose of the shares held directly by SIH.

(11)
This beneficial ownership information is based solely on a Schedule 13G, dated May 5, 2023, filed with the SEC by BlackRock, Inc., which beneficially owns 7,368,357 shares, with sole power to vote 7,264,964 of such shares and sole power to dispose of 7,368,357 of such shares.

(12)
This beneficial ownership information is based solely on a Schedule 13G, dated March 31, 2023, filed with the SEC by The Vanguard Group. The Vanguard Group beneficially owns 6,188,036 shares, with shared power to vote 46,776 of such shares, sole power to dispose of 6,103,011 of such shares, and shared power to dispose of 85,025 of such shares.

(13)
This beneficial ownership information is based solely on a Schedule 13G, dated March 31, 2023, filed with the SEC by MSD Partners, L.P. 5,205,006 shares are held directly by MSD Vault Investments, LLC (MSD Vault Investments), and 200,400 shares are held directly by MSD EIV Private Vault, LLC (MSD EIV Private Vault). MSD Partners, L.P. (“MSD Partners”) is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD EIV Private Vault. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners. Gregg R. Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities beneficially owned by MSD GP. MSD Vault Investments is managed by its sole member, MSD Real Estate Investments II, L.P. (“MSD Real Estate II”). MSD Capital, L.P. (“MSD Capital”) is the general partner of MSD Real Estate II and may be deemed to beneficially own securities beneficially owned by MSD Vault Investments. MSD Capital Management, LLC (“MSD Capital Management”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital. Each of Gregg R. Lemkau and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities owned by, MSD Capital Management. Each of Messrs. Lemkau and Lisker disclaim beneficial ownership of such securities.

Safehold Inc. 2023 Proxy Statement | 63

Certain Relationships and Related Party Transactions

Related Party Transactions
It is the policy of our Board of Directors that all transactions between the Company and a “related party” must be approved or ratified by at least a majority of the members of the Board who have no financial or other interest in the transaction. For this purpose, a related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of any such person.
In determining whether to approve or ratify a related party transaction, the Board will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether the transaction is inconsistent with the interests of the Company and its stockholders and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which such director is a related party, except that such a director will provide all material information concerning the related party transaction to our Board.
If a related party transaction will be ongoing, the board may establish guidelines for management to follow in its ongoing dealings with the related party. The Board may delegate to our Nominating and Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to confirm they are in compliance with the Board’s guidelines.
All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.
Until consummation of the Merger, our subsidiary was the external manager of Old SAFE pursuant to a management agreement, which is publicly available on the SEC’s website as an exhibit Old SAFE’s Current Report on Form 8-K filed on January 15, 2020 (incorporated by reference). We were also Old SAFE’s largest shareholder. Our Board adopted specific procedures with respect to transactions in which Old SAFE was also a participant: such transactions must be approved by majority of our independent directors on our Board.
We participated in certain of Old SAFE’s ground lease investment transactions, as a seller of land or by providing financing to Old SAFE’s ground lease tenants. These transactions were approved in accordance with our policy with respect to transactions in which Old SAFE is also a participant, described above. As previously reported in iStar’s Annual Report on Form 10-K for the fiscal year ended December 31. 2022 as amended (“10-K Report”), here is a summary of these transactions during 2022:
☐
In June 2020, an entity in which the Company owned a noncontrolling interest acquired the leasehold interest in an office laboratory property in Honolulu, HI and simultaneously entered into a 99-year Ground Lease with Old SAFE. In November 2021, the Company acquired the property from the entity. The Company sold the property in the first quarter of 2022. Prior to the sale, Old SAFE paid $0.3 million to terminate a purchase option that allowed the Company to purchase the land at the expiration of the Ground Lease.

☐
In January 2022, the Company and Old SAFE entered into an agreement pursuant to which Old SAFE would acquire land and a related Ground Lease originated by the Company when certain construction related conditions are met. The Company sold the Ground Lease to Old SAFE in July 2022 for $36.0 million when the construction related conditions were met and a gain of $1.0 million in “Income from sales of real estate” was recognized in iStar’s consolidated statements of operations.

☐
In February 2022, the Loan Fund (described below) committed to provide a $130.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan is for the Ground Lease tenant’s recapitalization of a life science property. The Leasehold Loan Fund (described below) received $9.0 million of consideration from Old SAFE in connection with this transaction.

☐
In April 2022, the Company exchanged its 50% equity interest with a carrying value of $4.4 million in a venture that owned a hotel property for land underlying the property with an in-place Ground Lease valued at $9.0 million and a gain of $4.6 million in “Earnings from equity method investments” was recorded in

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Certain Relationships and Related Party Transactions

iStar’s consolidated statements of operations. Subsequently, the Company sold the Ground Lease on the land to Old SAFE for $9.0 million and did not recognize any gain or loss on the sale.
☐
In June 2022, the Leasehold Loan Fund (described below) committed to provide a $105.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan is for the Ground Lease tenant’s recapitalization of a mixed-use property. The Leasehold Loan Fund received $5.0 million of consideration from Old SAFE in connection with this transaction.

Leasehold Loan Fund
☐
As previously reported in the 10-K Report, in 2021, the Company formed a new entity in which the Company owns a 53.0% noncontrolling equity interest (the “Leasehold Loan Fund”) and sold two loans and transferred a construction loan commitment to the Leasehold Loan Fund. The Company does not have a controlling interest in the Leasehold Loan Fund due to the substantive participating rights of its partner. The Company accounts for this investment as an equity method investment and receives a fixed annual administrative fee and an asset management fee from its partner in exchange for managing the entity. The Company is also entitled to receive a promote payment on certain of its investments.

☐
In February 2022, the Leasehold Loan Fund committed to provide a $130.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan was for the Ground Lease tenant’s recapitalization of a life science property.

☐
In June 2022, the Leasehold Loan Fund committed to provide a $105.0 million loan to the ground lessee of a Ground Lease originated at Old SAFE. The loan was for the Ground Lease tenant’s recapitalization of a mixed-use property.

Ground Lease Plus Fund
☐
As previously reported in the Form 10-K Report for the year ended December 31, 2022, the Company formed an investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase (the “Ground Lease Plus Fund”). The Company owns a 53% noncontrolling equity interest in the Ground Lease Plus Fund. The Company does not have a controlling interest in the Ground Lease Plus Fund due to the substantive participating rights of its partner. The Company accounts for this investment as an equity method investment and receives a fee from its partner in exchange for managing the entity. The Company is also entitled to receive a promote payment on investments in the fund.

☐
In addition, the Ground Lease Plus Fund has first look rights through December 2023 on qualifying pre-development projects that the Company has elected to not originate.

☐
In January 2022, the Company sold two Ground Leases to the Ground Lease Plus Fund and an aggregate $0.5 million of gains in “Income from sales of real estate” on the sale was recognized by iStar. The Company and Old SAFE entered into an agreement pursuant to which Old SAFE would acquire the land properties and related Ground Leases from the Ground Lease Plus Fund when certain construction related conditions are met by a specified time period.

Acquisitions of Old SAFE Shares
As previously reported in the 10-K Report, during the year ended December 31, 2022, the Company purchased 0.2 million shares of Old SAFE‘s common stock for $10.5 million, for an average cost of $66.83 per share, in open market purchases made in accordance with Rules 10b5-1 and 10b-18 under the Exchange Act. In March 2022, the Company acquired 3,240,000 shares of Old SAFE common stock in a private placement for $191.2 million. In December 2022, the Company paid a non-cash dividend of approximately 6.63 million shares of Old SAFE common stock to its shareholders.
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Certain Relationships and Related Party Transactions

MSD Stockholder’s Agreement
On August 10, 2022, the Company (then known as iStar Inc.), Old SAFE and MSD Partners, L.P. (“MSD Partners”) entered into a stock purchase agreement pursuant to which MSD Partners agreed to purchase 5,405,406 shares of Old SAFE Common Stock from the Company for an aggregate purchase price of $200,000,022.00, or $37.00 per share, payable in cash (the “MSD Stock Purchase”). MSD Partners’ rights and obligations under the stock purchase agreement were subsequently assigned to certain of its affiliates. In connection with the closing of the MSD Stock Purchase, the Company and the affiliates of MSD Partners entered into a stockholder’s agreement (the “MSD Stockholder’s Agreement”), which became effective upon effectiveness of the Merger.
The MSD Stockholder’s Agreement provides the affiliates of MSD Partners with a top-up right to purchase common stock of the Company following certain new issuances of common stock by the Company. In respect of a new issuance, the affiliates of MSD Partners will have the right to purchase a number of shares of the Company’s common stock equal to its proportionate share of the new issuance, based on the MSD Partners affiliates’ then current percentage ownership of the Company’s common stock. The MSD Partners affiliates will pay the same price to the Company as third parties paid in the new issuance. New issuances pursuant to the Company’s equity compensation plans are excluded from the MSD Partners affiliates’ top-up right.
The MSD Stockholder’s Agreement prohibits the MSD Partners affiliates from transferring any of the Company’s common stock it acquires in the MSD Stock Purchase on or before September 30, 2023 without the Company’s prior consent, not to be unreasonably withheld. Certain transfers to affiliates and bona fide pledges are excluded.
The MSD Stockholder’s Agreement also provides that (i) the affiliates of MSD Partners will be subject to certain standstill restrictions and (ii) the affiliates of MSD Partners will have the right to designate an observer to the Company’s board of directors (the “Board”), in each case, until such time as MSD Partners and its affiliates own less than 5.0% of the Company’s outstanding common stock, as calculated in accordance with the MSD Stockholder’s Agreement.
MSD Registration Rights Agreement
In connection with the closing of the MSD Stock Purchase, on March 31, 2023, the Company and affiliates of MSD Partners entered into a registration rights agreement (the “MSD Registration Rights Agreement”), which became effective upon effectiveness of the Merger.
The MSD Registration Rights Agreement obligates the Company to file a shelf registration statement to register the MSD Partners affiliates’ shares of our common stock and other “registrable shares”, as defined in the agreement, for resale in accordance with distribution methods selected by the affiliates of MSD Partners which may include underwritten public offerings. The Company will be required to reasonably cooperate with the affiliates of MSD Partners in connection with any underwritten offerings, block trades and bought deals. The affiliates of MSD Partners will also have piggyback registration rights.
The MSD Registration Rights Agreement contains customary suspension provisions and restrictions on sales at certain times. The Company also agreed to provide customary indemnification and contribution to the affiliates of MSD Partners.
On April 14, 2023, pursuant to the MSD Registration Rights Agreement, the Company filed a prospectus supplement registering 5,405,406 shares of common stock held by the affiliates of MSD Partners.
Separation and Distribution Agreement
On March 31, 2023, immediately prior to the closing of the Merger, the Company (then known as iStar Inc.) completed a series of reorganization and separation transactions (collectively, the “Spin-Off”), resulting in the spin-off of its remaining legacy assets and certain other assets through a separation and distribution agreement (the “Separation and Distribution Agreement”), dated as of March 31, 2023, by and between the Company and Star Holdings, a Maryland statutory trust (“SpinCo”).
The Separation and Distribution Agreement sets forth, among other things, SpinCo’s agreements with the Company regarding the principal transactions necessary to separate SpinCo from the Company. It also sets forth other agreements that govern certain aspects of SpinCo’s relationship with the Company after the Spin-Off date.
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Certain Relationships and Related Party Transactions

Transfer of Assets and Assumption of Liabilities
The Separation and Distribution Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of SpinCo and the Company as part of the separation of the two companies, and it provides for when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides, among other things, that subject to the terms and conditions contained therein certain assets related to SpinCo’s business will be retained by SpinCo or one of SpinCo’s subsidiaries or transferred to SpinCo or one of SpinCo’s subsidiaries, including 13,522,651 shares of Old SAFE common stock, which became 13,522,651 shares of our common stock following the closing of the Merger, and certain liabilities related to SpinCo’s businesses or the SpinCo assets will be retained by or transferred to SpinCo or one of SpinCo’s subsidiaries.
Cash Assets
The Separation and Distribution Agreement provides that, at or prior to the Spin-Off, the Company will contribute at least $50.0 million in cash to SpinCo, and, after the Spin-Off, will promptly pay to SpinCo any cash proceeds in respect of asset sales occurring prior to the Spin-Off date that generate proceeds in excess of amounts needed for the Company to retire its unsecured senior notes and cash out its preferred stock in connection with the Merger and pay other liabilities.
Release of Claims
SpinCo agreed to release and discharge the Company, its subsidiaries and all persons who at any time prior to the distribution were stockholders, directors, officers, agents or employees thereof or of any transferred entity from the SpinCo liabilities, all liabilities arising from or in connection with the transactions and activities to implement the Spin-Off and all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the distribution, in each case, relating to, arising out of or resulting from the transferred business, the SpinCo assets and SpinCo liabilities. The Company agreed to release and discharge SpinCo, SpinCo’s subsidiaries, and all persons who at any time prior to the distribution were stockholders, directors, officers, agents or employees thereof from all Company liabilities and all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the distribution, in each case, relating to, arising out of or resulting from the Company’s business, Company assets and Company liabilities. The release described above will not include certain specified liabilities, including without limitation liabilities arising out of the agreements among the parties with respect to the Spin-Off, liabilities allocated pursuant to such agreements and liabilities in connection with any untrue or alleged untrue statement of material fact from disclosure documents, among others.
Insurance
The Separation and Distribution Agreement provides that, at or after the effective time of the Spin-Off, the Company will be entitled to terminate coverage under its existing insurance policies with respect to the SpinCo assets that it previously owned and the SpinCo liabilities to which it previously was subject. The Separation and Distribution Agreement further provides that SpinCo will cause the SpinCo assets and SpinCo liabilities to be covered by existing or new insurance policies of SpinCo. The Separation and Distribution Agreement also contains procedures for asserting claims for losses arising prior to the separation and the Spin-Off under the policies that covered the property in question at the applicable time.
Non-Solicitation
Pursuant to the Separation and Distribution Agreement, for a period of two years after the closing of the Spin-Off, neither SpinCo nor any of SpinCo’s subsidiaries may, directly or indirectly, solicit for employment or employ or cause to leave the employ of the Company or any of its subsidiaries any employee of the Company or any of its subsidiaries with a title of Vice President or higher, subject to customary exceptions.
Segregation of Accounts
The Separation and Distribution Agreement provides that SpinCo and the Company will use commercially reasonable efforts to separate and de-link any common bank or brokerage accounts between them, and any outstanding checks
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Certain Relationships and Related Party Transactions

issued or payments initiated prior to the effective time of the Spin-Off will be honored after the effective time of the Spin-Off by the party then owning the account on which the check is drawn or the payment was initiated.
SpinCo Registration Rights Agreement
In connection with the Spin-Off, on March 31, 2023, the Company and SpinCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file within seven months following the consummation of the Merger a shelf registration statement covering the Registrable Shares (as defined in the registration rights agreement) owned by SpinCo (and its permitted assigns) and keep such shelf registration statement effective so long as SpinCo (and its permitted assigns) own Registrable Shares. In addition, SpinCo (and its permitted assigns) will be able to cause the Company to undertake one demand registration (including pursuant to an underwritten take down). The registration rights agreement will also grant SpinCo certain customary piggyback registration rights.
SpinCo At-the-Market Offering
On April 4, 2023, the Company filed with the SEC an automatic shelf registration statement on Form S-3ASR. On April 5, 2023, the Company, Portfolio Holdings and Star Investment Holdings SPV LLC (“Star Investment Holdings”), a subsidiary of Star Holdings, entered into an ATM Equity OfferingSM Sales Agreement (the “Selling Stockholder Sales Agreement”) with BofA Securities, Inc., B. Riley Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc. (each, individually, a “Selling Stockholder Agent” and, collectively, the “Selling Stockholder Agents”), pursuant to which Star Investment Holdings may sell, from time to time, subject to receiving the Company’s consent, up to 1,000,000 shares of the Company’s common stock (the “Selling Stockholder Shares”) through or to the Selling Stockholder Agents. Star Investment Holdings may sell the Selling Stockholder Shares in amounts and at times to be determined by the Star Investment Holdings, subject to receiving the Company’s consent, from time to time but has no obligation to sell any of the Selling Stockholder Shares. Actual sales, if any, will depend on a variety of factors to be determined by Star Investment Holdings from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by Star Investment Holdings of the appropriate sources of its funding.
SpinCo Management Agreement
In connection with the Spin-Off, on March 31, 2023, Safehold Management Services Inc., a Delaware corporation (“SpinCo manager”) (a subsidiary of the Company) and SpinCo entered into a management agreement (the “SpinCo Management Agreement”) pursuant to which SpinCo will be externally managed by SpinCo manager.
Pursuant to the SpinCo Management Agreement SpinCo manager will provide SpinCo with a management team and support personnel.
The SpinCo Management Agreement requires the SpinCo manager to manage SpinCo’s assets and its subsidiaries’ day-to-day operations in accordance with the SpinCo Management Agreement and subject to the supervision of SpinCo’s board of trustees. The SpinCo manager will have only such functions and authority as SpinCo may delegate to it. The SpinCo Management Agreement delineates a non-exclusive list of such functions and authorities. Unless otherwise agreed by SpinCo’s board of trustees and the SpinCo manager or as otherwise in connection with the ordinary course management and operation of SpinCo’s assets, the SpinCo manager will not be responsible for assisting SpinCo in the acquisition, purchase or origination of additional assets.
SpinCo will pay the SpinCo manager an annual management fee fixed at $25.0 million, $15.0 million, $10.0 million and $5.0 million in each of the first four annual terms of the agreement, and 2.0% of the gross book value of SpinCo’s assets thereafter, excluding the shares of our common stock owned by SpinCo. The management fee is payable in cash quarterly, in arrears. If SpinCo does not have sufficient net cash proceeds on hand from sales of its assets or other available sources to pay the management fee in full when due, SpinCo may defer payment of the shortfall amount until it has sufficient net proceeds to cover such shortfall in full; provided that in no event may such shortfall in respect of any fiscal quarter remain unpaid by the 12 month anniversary of the original due date.
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In general, SpinCo will pay its own operating expenses, including the costs of asset-level consultants. SpinCo will not reimburse the SpinCo manager or its affiliates for the compensation paid to its personnel except for the compensation costs paid to up to two accounting personnel who will be dedicated to performing services for SpinCo, whose compensation will be subject to the reasonable approval of our independent trustees. In addition, the SpinCo manager will be solely responsible for any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of the SpinCo manager and its affiliates required for SpinCo’s operations.
Pursuant to the terms of the SpinCo Management Agreement, the SpinCo manager is required to provide SpinCo with a management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with support personnel, to provide the management services to be provided by the SpinCo manager to SpinCo. None of the SpinCo manager or its affiliates will be obligated to dedicate any of its officers or employees exclusively to SpinCo.
The SpinCo Management Agreement has an initial one-year term and will be automatically renewed for successive one-year terms each anniversary date thereafter unless previously terminated as described below. The SpinCo management agreement may be terminated by SpinCo without cause by not less than one hundred eighty days’ written notice to the SpinCo manager upon the affirmative vote of at least two-thirds of SpinCo’s independent directors, provided, however, that if the date of termination occurs prior to the fourth anniversary of the Spin-Off, the termination will be subject to payment of the applicable termination fee to the SpinCo manager. SpinCo may also terminate the SpinCo management agreement at any time, including during the initial term, with 30 days’ prior written notice from SpinCo’s board of trustees for “cause,” as defined in the SpinCo Management Agreement.
In the event of a termination without cause by SpinCo prior to the fourth anniversary of the Spin-Off, SpinCo will pay the SpinCo manager a termination fee of $50.0 million minus the aggregate amount of management fees actually paid to the SpinCo manager prior to the termination date. However, if SpinCo has completed the liquidation of its assets on or before the termination date, the termination fee will consist of any portion of the annual management fee that remained unpaid for the remainder of the then current annual term plus, if the termination date occurs on or before the third anniversary of the Spin-Off, the amount of the management fee that would have been payable for the next succeeding annual term, or if the termination date occurs after the third anniversary of the Spin-Off, zero.
In the event of a termination by the Company based on a reduction in the amount of SpinCo’s consolidated assets below designated thresholds, SpinCo will pay the SpinCo manager a termination fee of $30.0 million if the termination occurs in the first year, $15.0 million if the termination occurs in the second year and $5.0 million if the termination occurs in the third year, in each case, plus the balance of any unpaid portion of the annual management fee for the applicable year.
SpinCo Governance Agreement
In connection with the Spin-Off, on March 31, 2023, the Company and SpinCo entered into a governance agreement (the “Governance Agreement”) in order to establish various arrangements and restrictions with respect to the governance of SpinCo, and certain rights and restrictions with respect to shares of Company Common Stock owned by SpinCo.
Pursuant to the terms of the Governance Agreement, SpinCo and its subsidiaries are subject to customary restrictions on the transfer of any Company Common Stock held by SpinCo for nine months following the closing date of the Merger, which was March 31, 2023. Furthermore, SpinCo and its subsidiaries are prohibited from transferring at any time any shares of Company Common Stock held by SpinCo or its subsidiaries to any person who is known by SpinCo or its subsidiaries to be an “Activist” or “Company Competitor” (as such terms are defined in the Governance Agreement), or to any group that, to the knowledge of SpinCo or its subsidiaries, includes as “Activist” or “Company Competitor,” without first obtaining the Company’s prior written consent.
In addition, pursuant to the Governance Agreement, SpinCo and its affiliates will be subject to customary standstill restrictions until the earliest to occur of (a) the termination of the SpinCo Management Agreement; (b) the date on which both (i) SpinCo ceases to beneficially own at least 7.5% of the outstanding shares of Company Common Stock and (ii) SpinCo is no longer managed by the Company or affiliates of the Company; or (c) a “change of control” of the Company (as such term is defined in the Governance Agreement) (together, the “restrictive period”).
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Certain Relationships and Related Party Transactions

The standstill restrictions will limit SpinCo’s and its affiliates’ purchases of additional Company Common Stock in excess of the ownership threshold then applicable to SpinCo. The standstill restrictions will also restrict SpinCo’s and its affiliates’ ability to, among other things, propose a merger or other acquisition transaction relating to all or part of the Company, call a special meeting of the stockholders, submit any stockholder proposal, participate in a group for such actions, enter into any voting trust or other agreement with respect to the voting of Company Common Stock, or seek a change in the composition of the Board (including seeking representation on the Board).
In addition, during the restrictive period, SpinCo and its subsidiaries will vote all shares of Company Common Stock owned by them (a) in favor of all persons nominated to serve as directors of the Company by the Board or its nominating and corporate governance committee, (b) against any stockholder proposal that is not recommended by the Board and (c) in accordance with the recommendations of the Board on all other proposals brought before the Company’s stockholders.
SpinCo Secured Term Loan
On March 31, 2023, the Company, as lender and as administrative agent, and SpinCo, as borrower, entered into a senior secured term loan facility in an aggregate principal amount of $115.0 million (the “Secured Term Loan Facility”) and an additional commitment amount of up to $25.0 million at SpinCo’s election (the “Incremental Term Loan Facility”, together with the Secured Term Loan Facility, the “SpinCo Term Loan Facility”).
The Secured Term Loan Facility is a secured credit facility. Borrowings under the SpinCo Term Loan Facility will bear interest at a fixed rate of 8.00% per annum, which may increase to 10.00% per annum if either (i) any loans remain outstanding under the Incremental Term Loan Facility or (ii) SpinCo elects for interest due for any two fiscal quarters to be paid in kind. The interest rate will increase to 12.00% per annum if both (i) and (ii) in the previous sentence occur. The term loan facility will have a maturity of four years from the initial funding date. The SpinCo Term Loan Facility will be secured by a first-priority perfected security pledge of all the equity interests in SpinCo’s primary real estate subsidiary. Starting the quarter that is six months after closing, within five business days after SpinCo has delivered its unaudited quarterly financial statements, SpinCo will apply any unrestricted cash on its balance sheet in excess of the aggregate of (i) an operating reserve; and (ii) $50 million, to prepay its SpinCo Term Loan Facility or alternatively, with the consent of Company, SpinCo may apply such cash to prepay the margin loan facility in lieu of any prepayment of the SpinCo Term Loan Facility. The operating reserve will be calculated quarterly and is equal to the aggregate of projected operating expenses (including payments to the Borrower’s local property consultants but excluding management fees and public company costs), projected land carry costs, projected capital expenditure and projected interest expense on the margin loan facility and SpinCo Term Loan Facility for the next twelve months; less the projected operating revenues for the next twelve months consistent with the operating budget approved by the Company.
The SpinCo Term Loan Facility contains certain customary covenants, including affirmative covenants on reporting, maintenance of property, continued ownership of interests in the Company as well as negative covenants relating to investments, indebtedness and liens, fundamental changes, asset dispositions, repayments, distributions and affiliate transactions. Furthermore, the SpinCo Term Loan Facility contains customary events of default, including payment defaults, failure to perform covenants, cross-default and cross acceleration to other indebtedness, including the margin loan facility, impairment of security interests and change of control.
Old SAFE Stockholder and Registration Rights Agreements
In connection with the Merger, the Company assumed the obligations of Old SAFE under (i) that certain post-IPO stockholder’s agreement, dated as of April 14, 2017, by and between Old SAFE (then known as Safety, Income and Growth, Inc.) and SFTY Venture LLC (the “Old SAFE Stockholder’s Agreement”) and (ii) that certain registration rights agreement, dated April 14, 2017, by and among Old SAFE (then known as Safety, Income and Growth, Inc.) and SFTY Venture LLC and SFTY VII-B, LLC (the “Old SAFE Registration Rights Agreement”).
The Old SAFE Stockholder’s Agreement provides SFTY Venture LLC, an affiliate of GIC Real Estate Private Limited, the right to purchase additional shares of the Company’s common stock up to an amount equal to 10% of future issuances of common stock by the Company in single issuances of at least $1 million, and on a quarterly basis in respect of other issuances. Based solely on a Schedule 13D filed with the SEC on April 10, 2023, GIC Real Estate, Inc., the investment manager for SFTY Venture LLC, has the power to vote and dispose of the 2,125,000 shares held directly by SFTY Venture
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LLC. GIC Real Estate, Inc. shares such powers with GIC Real Estate Private Limited and GIC Private Limited. In addition to the shares held by SFTY Ventures LLC, GIC Private Limited holds 2,123,435 shares of the Company’s common stock, representing an aggregate of more than 5% of our outstanding common stock. Jesse Hom, our director, is an employee of GIC Real Estate Private Limited, and affiliate of SFTY Venture LLC.
The purchase price paid by SFTY Venture LLC will generally be the same price as the price per share implied by the transaction that resulted in the relevant issuance. SFTY Venture LLC also has the right to designate a non-voting board observer and participate as a co-investor in real estate investments for which the Company is seeking co-investment partners. The foregoing rights are conditioned on SFTY Venture LLC owning at least the lesser of (i) 5.0% of the Company’s outstanding common stock and (ii) common stock with a value of $50 million.
The Old SAFE Registration Rights Agreement requires the Company to, among other things, file with the SEC, a shelf registration statement providing for the resale of SFTY Venture LLC’s shares of the Company’s common stock acquired in connection with certain transactions related to Old SAFE’s IPO and any additional shares of common stock acquired by SFTY Venture LLC thereafter. Pursuant to the terms of the Old SAFE Registration Rights Agreement, SFTY Venture LLC may sell its shares in underwritten offerings and the Company must use its reasonable best efforts to cause a resale shelf registration statement to become effective as soon as practicable after its filing. The Company has agreed to indemnify SFTY Venture LLC against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments SFTY Venture LLC may be required to make in respect thereof. The Company has agreed to pay all of the expenses relating to the registration of such securities, including, without limitation, all registration, listing, filing and stock exchange or the Financial Industry Regulatory Authority, or FINRA, fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by the Company, but excluding underwriting discounts and commissions, any out-of-pocket expenses of SFTY Venture LLC and any transfer taxes.
On April 14, 2023, pursuant to the Old SAFE Registration Rights Agreement, the Company filed a prospectus supplement registering 4,248,435 shares of common stock held by GIC Private Limited and SFTY Ventures LLC.
Stockholder Agreement, as amended
In connection with the Merger, on March 31, 2023, the Stockholder’s Agreement, dated as of January 2, 2019, by and between Old SAFE and the Company (then known as iStar Inc.), as amended by the First Amendment to Stockholder’s Agreement, dated as of January 14, 2020, was terminated.
Amended and Restated Management Agreement, as amended
In connection with the Merger, on March 31, 2023, the Amended and Restated Management Agreement, dated as of January 2, 2019, by and among Old SAFE (then known as Safety, Income & Growth Inc.), Portfolio Holdings (then known as Safety Income and Growth Operating Partnership LP), SFTY Manager LLC, and the Company (then known as iStar Inc.), as amended by the First Amendment to Amended and Restated Management Agreement, dated as of January 14, 2020, and as further amended by the Second Amendment to Amended and Restated Management Agreement, dated as of February 12, 2020, was terminated.
Voting Agreement
In connection with the Merger, on March 31, 2023, the Voting Agreement, dated as of August 10, 2022, by and between the Company (then known as iStar Inc.) and Old SAFE was terminated.
Exclusivity and Expense Reimbursement Agreement, as amended
In connection with the Merger, on March 31, 2023, the Exclusivity and Expenses Reimbursement Agreement, dated as of June 27, 2017, by and between the Company (then known as iStar Inc.) and Old SAFE, as amended by the First Amendment to Exclusivity Agreement, dated as of January 14, 2020, was terminated.
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Information about the Annual Meeting of Stockholders | To Be Held June 20, 2023

We are making this proxy statement available to holders of our common stock on or about May 10, 2023, in connection with the solicitation by our Board of proxies to be voted at our 2023 Annual Meeting or at any postponement or adjournment of the 2023 Annual Meeting.
This proxy statement is accompanied by the Old SAFE Annual Report for the year ended December 31, 2022. The Old SAFE Annual Report, including the financial statements at December 31, 2022, is available on our website at wwwsafeholdinc.com by choosing “Investors” and then “Governance & Proxy,” or you can obtain a print copy, without charge, by contacting Investor Relations at:
(212) 930-9400
Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. We urge you to authorize a proxy to vote your shares — either by mail, by telephone, or online — at your earliest convenience, even if you plan to attend the annual meeting in person.
    Who is entitled to vote at the meeting?
Only holders of record of our common stock at the close of business on April 20, 2023, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 63,918,938 shares of common stock outstanding and entitled to vote.
    What constitutes a quorum?
In order to have a quorum at the 2023 Annual Meeting, we need the presence, either in person or by proxy, of the holders of enough outstanding common stock to cast a majority of the votes entitled to be cast at the meeting. Proxies received but with items marked as withhold or as abstentions and proxies containing broker non-votes will be included in the calculation of the number of votes considered to be present for the purpose of determining the presence of a quorum.
    What are the voting rights of stockholders?
Each stockholder is entitled to one vote for each share of common stock owned on the record date.
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    What vote is needed to approve each proposal?
Assuming a quorum is present in person or by proxy at the 2023 Annual Meeting, the proposals require the following votes:
Proposal		Votes Needed to Pass	Effect of Withhold Votes, Abstentions and Broker Non-Votes
1	Election of seven directors	A plurality of the votes cast by the holders of our common stock shall elect the directors (i.e., the seven director nominees who receive the highest number of “for” votes will be elected)
Withhold votes will be counted toward a quorum, but because each of our directors is running unopposed, they will have no effect on the vote results.
Broker non-votes will be counted toward a quorum but no effect on the vote results

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	The affirmative vote of a majority of the votes cast by the holders of our common stock	Abstentions will be counted toward a quorum but will have no effect on the vote results. There should not be any broker non-votes
3	Approval of amendments to the Safehold Inc. amended and restated 2009 long-term incentive plan	The affirmative vote of a majority of the votes cast by the holders of our common stock	Counted toward a quorum but no effect on the vote results
4	Non-binding advisory vote to approve executive compensation	The affirmative vote of a majority of the votes cast by the holders of our common stock	Counted toward a quorum but no effect on the vote results
5	Advisory vote on the frequency of future Say-on-Pay votes	The option that receives a majority of the votes cast by the holders of our common stock	Counted toward a quorum but no effect on the vote results
For the approval of any other matters properly presented at the meeting for stockholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock is required.
    How can I attend the Annual Meeting?
The 2023 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the 2023 Annual Meeting only if you were a stockholder of the Company as of the close of business on the record date, April 20, 2023, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/MNZWKV7. You also will be able to vote your shares online by attending the 2023 Annual Meeting by webcast.
To participate in the 2023 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is          .
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
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Information about the Annual Meeting of Stockholders

    How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2023 Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2023 Annual Meeting virtually on the Internet.
To register to attend the 2023 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Safehold holdings along with your name and email address to Computershare. Requests for registration should be directed to:
Computershare Safehold Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 29, 2023.
You will receive a confirmation of your registration by email after we receive your registration materials.
    Why are you holding a virtual meeting instead of a physical meeting?
We believe that hosting a virtual meeting will provide the opportunity for more of our stockholders to participate in the meeting since our stockholders can participate from any location with Internet access.
The 2023 Annual Meeting will begin with an introduction by the meeting host, followed by a webcast of the formal business of the meeting and a Q&A session. During the live, online Q&A session, stockholders at the close of business on the record date will have an opportunity to ask questions. You may submit questions in real time before or during the Q&A session. If you encounter difficulties accessing or participating in the virtual meeting or Q&A session, please contact the technical support number that will be posted on the annual meeting website log-in page.
    What are broker non-votes?
A “broker non-vote” occurs when a broker, bank, or other nominee does not have discretionary authority as to certain shares to vote on a particular matter, and has not received voting instructions on that matter from the beneficial owner of those shares. Under current NYSE rules, a broker, bank, or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner in an election of directors, (Proposal 1), amendments to the LTIP (Proposal 3), on a resolution to approve executive compensation (Proposal 4) or on an advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5). Brokers, banks, and other nominees do have discretionary authority to vote shares without specific voting instructions on the ratification of the appointment of an independent registered public accounting firm (Proposal 2).
    How is my vote counted?
If you properly vote your proxy prior to the 2023 Annual Meeting, the shares that the proxy represents will be voted in the manner you direct. If your proxy does not specify a choice regarding one or more proposals, your shares will be voted FOR the election of directors, FOR the ratification of the appointment of the independent registered public accounting firm. FOR approval of amendments to the LTIP, FOR the resolution to approve, on a non-binding, advisory basis, executive compensation, and EVERY YEAR for the frequency of future advisory votes on executive compensation.
Votes cast in person or by proxy at the 2023 Annual Meeting will be tabulated by the election inspector appointed for the meeting, who also will determine whether a quorum is present. If your shares are held by a broker, bank, or other
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nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. Street name stockholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank, or other nominee that holds their shares of record.
    Can I change my vote after I submit my proxy card or vote electronically?
If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:
☐
submitting voting instructions at a later time via the Internet or by telephone before those voting facilities close;

☐
giving written notice bearing a date later than the date of the proxy to our Corporate Secretary expressly revoking the proxy;

☐
signing and forwarding to us a proxy dated later; or

☐
attending the annual meeting and personally voting the common stock that you own of record. Merely attending the annual meeting will not revoke a proxy.

    Who pays the costs of solicitation?
We will pay the costs of soliciting proxies from our stockholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit the return of proxies by telephone, fax, personal interview, or otherwise without being paid additional compensation. We will reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. We have engaged Alliance Advisors LLC to solicit proxies on our behalf in connection with our 2023 Annual Meeting and to provide other advisory services for a fee of $17,500, plus expenses.
    When are stockholder proposals due for the 2024 annual meeting?
In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals intended to be presented at the annual meeting to be held in 2024 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our corporate secretary, and must be received by us no later than January 11, 2024 for inclusion in the 2024 proxy materials.
In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at our 2024 annual meeting, the proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than January 11, 2024 and not earlier than December 12, 2023. However, if the date of the 2024 annual meeting is advanced more than 30 days prior to, or delayed more than 30 days after, June 20, 2024, such proposals must be delivered between the 150th day prior to the date of the 2024 annual meeting and the later of (i) the 120th day prior to the date of the 2024 annual meeting or (ii) the tenth day following the date on which public announcement of the date of the 2024 annual meeting of stockholders is first made.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting.
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Information about the Annual Meeting of Stockholders

    What is householding of proxy materials?
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to that address. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders (less bulk mail) and cost savings for companies.
A number of brokers with account holders who are our stockholders intend to “household” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you receive notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify us by contacting our Investor Relations department at:
(212) 930-9400
Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact us as specified above.
    Are there any other matters coming before the 2023 Annual Meeting?
Management does not intend to bring any other matters before the 2023 Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the 2023 Annual Meeting or any postponement of the meeting, the individuals named in the accompanying proxy will vote the shares represented by your proxy in accordance with their discretion.
Additional Information
The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference: (a) the information contained in the Old SAFE Annual Report on Form 10-K for the year ended December 31, 2022, as amended; (b) the information contained in the iStar Annual Report on Form 10-K for the year ended December 31, 2022, as amended; and (c) the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
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You may obtain, without charge, a copy of any of the documents incorporated by reference herein by:
by writing to: Safehold Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
by visiting our website: www.safeholdinc.com
By Order of the Board of Directors,
Geoffrey M. Dugan
General Counsel and Corporate Secretary
New York, New York
May 10, 2023
Safehold Inc. 2023 Proxy Statement | 77

Exhibit A — Non-GAAP Reconciliations

Adjusted Book Value
Non-GAAP Reconciliations
Adjusted Book Value
Adjusted Common Equity Reconciliation	2022	2021
Total shareholders’ equity	$1,408,518	$851,296
Less: Liquidation preference of preferred stock	(305,000)	(305,000)
Common shareholders equity	1,103,518	546,296
Add: Accumulated depreciation and amortization(1)	42,181	316,817
Add: Proportionate share of depreciation and amortization within equity method investments	51,270	54,716
Add: CECL allowance	1,321	4,265
Adjusted common equity	1,198,290	922,094
Adjusted common equity per share	13.82	11.81
Adjusted common equity per share with SAFE MTM	10.25	33.85
Note:   Amounts in thousands, except for per share data. We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and CECL allowances calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company’s assets. Adjusted common equity should be examined in conjunction with total shareholders’ equity as shown on the Company’s consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders’ equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies.
(1)
Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale.

(2)
Presented diluted for the 2022 3.125% convertible notes which were “in the money” on December 31, 2021 based on their current conversion ratio of 71.9478 shares per $1,000 of principal, which represents a conversion price of $13.90 per share using the Q4 ‘21 average closing stock price.

Safehold Inc. 2023 Proxy Statement | A-1

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

SAFEHOLD INC.
2009 LONG-TERM INCENTIVE PLAN
Safehold Inc. (formerly known as iStar Inc.), a Maryland corporation, wishes to attract officers, key employees, Directors, consultants and advisers to the Company and its Subsidiaries and induce officers, key employees, Directors, consultants and advisers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries and its Affiliates. In furtherance thereof, the Safehold Inc. 2009 Long-Term Incentive Plan is designed to provide equity-based and cash-based incentives to officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries and certain of its affiliates. Awards under the Plan may be made to selected officers, key employees, Directors, consultants and advisers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other forms of equity-based compensation, or cash-based compensation. The Plan was originally adopted effective May 27, 2009. The Plan is further amended and restated as of June 20, 2023 to incorporate intervening amendments previously adopted and to make additional changes that the Company deems appropriate. The Plan reads as follows:
1.
DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:
“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other Awards as contemplated herein.
“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) a Participant engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) a Participant repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its Affiliates; (iii) a Participant’s commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any Affiliate thereof; (iv) a Participant engaging in fraud, misappropriation or embezzlement of the Company’s funds or other assets or other acts deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Company; (v) a Participant’s material violation of any statutory or common law duty of loyalty to the Company; (vi) a Participant’s material breach of such Participant’s employment agreement (if any) with the Company or its Subsidiaries or its Affiliates (subject to any cure period therein provided); (vii) a Participant willfully and repeatedly refusing to perform or substantially disregarding the duties properly assigned to such Participant by the Company (other than as a result of Disability); (viii) a Participant engaging in any activities materially harmful to the reputation of the Company or its
Safehold Inc. 2023 Proxy Statement | B-1

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

Subsidiaries or its Affiliates; or (ix) a Participant’s repeated failure to devote substantially all of such Participant’s business time and efforts to the Company, or as otherwise required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.
“Change in Control” means the happening of any of the following events:
(i)
the acquisition by any Person of beneficial ownership within the meaning of the Rule 13d-3 promulgated under the Exchange Act, of more than 50.0% of either (A) the then outstanding Shares, (collectively, the “Outstanding Shares”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided however that, the following events shall not constitute a Change in Control under this subsection (i): (1) any acquisition by the Company; (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; or (3) any acquisition by any corporation or trust pursuant to a transaction which complies with clause (A), (B) or (C) of subsection (iii) of this definition;

(ii)
individuals who, as of the Restatement Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the Restatement Effective Date whose election or nomination for election by the Company’s shareholders was approved (other than in connection with a material transaction relating to the Company or its assets or the Shares or the Class B Shares of the Company) by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); provided, however, that, a Change in Control shall not result from a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Voting Securities as the case may be); (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any trust or corporation controlled by the Company, the trust or corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1∕3 % or more of the Outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1∕3 % or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of Directors or directors; or (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of Directors or directors of the trust or corporation resulting from such Corporate Transaction; or

B-2 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

(iv)
approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the committee appointed by the Board under Section 3.
“Common Stock” means the Company’s common stock, par value $.01 per share, either currently existing or authorized hereafter.
“Company” means Safehold Inc. (formerly known as iStar Inc.), a Maryland corporation.
“Director” means a member of the Board who is not an employee of the Company or any Subsidiary.
“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.
“Eligible Person” means an (i) officer, (ii) Director, (iii) key employee of the Company or its Subsidiaries, (iv) consultant or adviser to any of the Company or its Subsidiaries, (v) or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company, its Subsidiaries or certain of its Affiliates, who in the case of each of clauses (i) through (v) above may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act and in each case has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Share as of a particular date means the closing transaction price of a Share as reported in the New York Stock Exchange on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Share for any date cannot be determined as above provided, Fair Market Value of a Share shall be determined by the Committee by whatever means or method as to which the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the foregoing, with respect to any “exempt stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).
“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Awards (other than an Option) as may be granted pursuant to Section 9.
“Incentive Stock Option” means an Option which is designated by the Committee as an “incentive stock option” within the meaning of Section 422(b) of the Code.
“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
Safehold Inc. 2023 Proxy Statement | B-3

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.
“Optionee” means an Eligible Person to whom an Option is granted, or any Successor of the Optionee, as the context so requires.
“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.
“Participant” means a Grantee or Optionee.
“Performance Goals” have the meaning set forth in Section 10.
“Performance Period” means any period designated by the Committee for which the Performance Criteria (as defined in Exhibit A) shall be calculated.
“Permanent and Total Disability” means the “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
“Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
“Phantom Share” means a right, pursuant to the Plan, of the Grantee to a Share or payment of the Phantom Share Value, as provided in Section 7.4.
“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.
“Plan” means the Company’s 2009 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.
“Prior 2009 Plan” means the Company’s 2009 Long-Term Incentive Plan, as in effect before the Restatement Effective Date.
“Prior 1996 Plan” means the Company’s 1996 Long-Term Incentive Plan, as amended and restated as of April 7, 2005.
“Prior Plans” means the Prior 2009 Plan and the Prior 1996 Plan.
“REIT Requirements” means the requirements to qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder.
“Restatement Effective Date” means the date in 2023 on which this amendment and restatement has been approved by the shareholders of the Company and has become effective.
“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Date” means the date determined under Section 7.4(c).
“Shares” means shares of Common Stock of the Company.
“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code, any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.
“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of such deceased Optionee.
B-4 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Termination of Service shall be interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).
2.
EFFECTIVE DATE AND TERMINATION OF PLAN.

The Restatement Effective Date is June 20 , 2023. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. Subject to the approval of the Company’s shareholders at the 2023 annual meeting, the Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of June 20, 2033, provided, however, that the Board may at any time prior to that date terminate the Plan.
3.
ADMINISTRATION OF PLAN.

(a)
The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as an outstanding grandfathered Award remains eligible for relief from the deduction limitation of Section 162(m) of the Code under the so-called performance-based exception in effect before November 2, 2017), qualify as “outside directors” for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements. In furtherance of the foregoing, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange on which the Shares are listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(b)
Subject to the provisions of the Plan, the Committee shall have the discretion and authority to (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award; (iii) designate Participants; (iv) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (v) determine the terms and conditions of any Award; (vi) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, to the extent permitted by applicable law, except with respect to grants of Awards to individuals covered by Section 16 of the Exchange Act, grants to Directors and Awards issued to the Chief Executive Officer of the Company, the Committee may delegate all or part of its authority and duties with respect to Awards issued under the Plan to the Chief Executive Officer, including without limitation the authority to make grants of Awards.

Safehold Inc. 2023 Proxy Statement | B-5

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

(c)
The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any Affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under New York law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4.
SHARES AND UNITS SUBJECT TO THE PLAN.

4.1
In General.

(a)
Subject to adjustments as provided in Section 14, the total number of Shares available for Awards under the Plan on and after the Restatement Effective Date shall be 459,094 (the “Absolute Share Limit”), and which shall include all Shares that remain available for grants under the Prior 2009 Plan immediately before the Restatement Effective Date. Subject to Section 14 of the Plan, no more than the number of Shares equal to /the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan and the maximum number of Shares subject to Awards granted during a single fiscal year to any Director, taken together with any cash fees paid to such Director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). Shares used under the Plan in settlement of Awards may be treasury Shares or authorized but unissued Shares, Shares purchased on the open market or by private purchase or a combination of the foregoing. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable or otherwise not made available for payment under the Plan may again be made the subject of Awards under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or cancelled, expires or is settled in cash, including the settlement of tax-withholding obligations using Shares, shall be deemed not to have been issued for purposes of determining the maximum number of Shares available for delivery under the Plan. Notwithstanding the preceding sentence, in no event shall shares tendered on the exercise of an Option in respect of the payment of the applicable Option Price or withheld in satisfaction of withholding taxes due on the exercise of an Option become available, and such Shares shall be deemed to have been issued for purposes of determining the maximum number of Shares available for delivery under the Plan. This Section 4.1(a) shall apply to the Share limit imposed to conform to Section 422(b)(1) of the Code (and the regulations issued thereunder) only to the extent consistent with applicable regulations relating to Incentive Stock Options.

(b)
Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights that may be granted under the Plan to the extent they are paid out in cash. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c)
Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.

B-6 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

5.
PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1
Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.
5.2
Option Price.

The Option Price with respect to an Option shall be determined by the Committee on the date such Option is granted and reflected in an Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to an Option. Unless otherwise permitted by the Committee, the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day such Option is granted.
5.3
Period of Option and Vesting.

(a)
Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). An Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under an applicable Award Agreement.

(b)
An Option, to the extent that the applicable Optionee has not had a Termination of Service and such Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in an applicable Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in an Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the applicable Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under an applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4
Exercisability Upon and After Termination of Optionee.

(a)
Subject to the terms and provisions of an applicable Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death, or Disability, then no exercise of such Optionee’s Options may occur after the expiration of the three-month period to follow such termination, or if earlier, the expiration of the term of such Options as provided under Section 5.3(a). If an Optionee should die during the three-month period after a Termination of Service for any reason other than Disability or Cause, such Optionee’s Options (if and

Safehold Inc. 2023 Proxy Statement | B-7

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

to the extent otherwise exercisable by such Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of such Optionee, or (ii) the date on which the term of such Options expire in accordance with Section 5.3(a).
(b)
Subject to provisions of an applicable Award Agreement, in the event an Optionee has a Termination of Service on account of death or Disability, such Optionee’s Options (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of such Optionee, or (ii) the date on which the term of such Options expire in accordance with Section 5.3(a). If an Optionee should die during the one-year period following a Termination of Service due to Disability, but while such Optionee’s Options are still in effect, such Options (if and to the extent otherwise exercisable by such Optionee at the time of death) may be exercised until the earlier of (i) the date which is one year from the date of death of such Optionee, or (ii) the date on which the term of such Options expire in accordance with Section 5.3(a).

(c)
Notwithstanding any other provision hereof, unless otherwise provided in an applicable Award Agreement, if an Optionee has a Termination of Service by the Company for Cause, then such Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5
Exercise of Options.

(a)
Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised by, and payment in full of the aggregate Option Price with respect to such Option may be made by, an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b)
Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

(c)
Notwithstanding any other provision of this Section 5, in the event of a Change in Control, each Option shall become immediately exercisable for the full amount of Shares subject thereto and shall be exercisable until expiration of the term of such Option.

5.6
Payment.

(a)
The aggregate Option Price with respect to an Option shall be paid in full upon the exercise of such Option. Payment by an Optionee must be made by one of the following methods:

(i)
cash or a certified or bank cashier’s check;

(ii)
shares of previously owned Common Stock, which have been previously owned for more than six months or which were purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iii)
cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise;

(iv)
a combination of (i) and (ii);

(v)
subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(vi)
if approved by the Committee in its discretion, through the written election of the Optionee to

B-8 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or
(vii)
by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)
Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)
No Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall be paid in cash.

5.7
Stock Appreciation Rights.

The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) an Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either solely Shares or solely cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which such Option is being exercised over the aggregate Option Price of such Option, as determined as of the day such Option is exercised.
5.8
Exercise by Successors.

An Option may be exercised by, and payment in full of the aggregate Option Price of such Option may be made by, Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that, subject to the consent of the Company or the Committee, such Option will be exercised through such other method as otherwise provided hereunder.
5.9
Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the applicable Optionee except by will or the laws of descent and distribution of the state wherein such Optionee is domiciled at the time of his or her death.
5.10
Certain Incentive Stock Option Provisions.

(a)
The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by such Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b)
If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c)
The Option Price with respect to an Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of

Safehold Inc. 2023 Proxy Statement | B-9

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

the Fair Market Value of a Share on the day such Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to an individual described in Section 422(b)(6) of the Code, the term of such Incentive Stock Option shall be no more than five years from the date of grant.
(d)
Subject to provisions of an applicable Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause and other than by reason of death or Permanent and Total Disability, then no exercise of an Incentive Stock Option held by such Optionee may occur after the expiration of the three-month period to follow such termination, or if earlier, the expiration of the term of such Incentive Stock Option as provided under Section 5.3(a); provided that, if such Optionee should die during the one-year period following a Termination of Service due to Permanent and Total Disability or if such Optionee should die during the three-month period following a Termination of Service for any reason other than Permanent and Total Disability or Cause, but while such Incentive Stock Option is still in effect, such Incentive Stock Option (if and to the extent otherwise exercisable by such Optionee at the time of death) may be exercised until the earlier of (i) the date which is three months from the date of death of such Optionee, or (ii) the date on which the term of such Incentive Stock Option expires in accordance with Section 5.3(a).

(e)
Subject to provisions of an applicable Award Agreement, in the event an Optionee has a Termination of Service on account of death or Permanent and Total Disability, an Incentive Stock Option held by such Optionee (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of such Optionee, or (ii) the date on which the term of such Incentive Stock Option expires in accordance with Section 5.3(a).

(f)
Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if an Optionee has a Termination of Service by the Company for Cause, then any Incentive Stock Options held by such Optionee, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

6.
PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1
Grant of Restricted Stock.

(a)
In connection with the grant of Restricted Stock, whether or not any Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. A grant of Restricted Stock shall vest in accordance with the terms and conditions set forth in an applicable Award Agreement and be subject to the provisions of this Section 6 and the other provisions of the Plan.

(b)
Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of an applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to any grant of Restricted Stock under the Plan as it may deem appropriate.

6.2
Certificates.

(a)
Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued as discussed in detail below or shall cause Share(s) to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. Notwithstanding the foregoing, in the discretion of the Committee, each Grantee of Restricted Stock awarded under the Plan may be issued a stock certificate in respect of Shares subject to such Grantee’s Restricted Stock. Each such certificate shall be registered in the name of the Grantee. Such stock certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award

B-10 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE SAFEHOLD INC. 2009 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SAFEHOLD INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF SAFEHOLD INC. AT 1114 AVENUE OF THE AMERICAS, 27TH FLOOR, NEW YORK, NEW YORK 10036.
(b)
The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, a Grantee have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

6.3
Restrictions and Conditions.

Unless otherwise provided by the Committee, each Award of Restricted Stock shall be subject to the following restrictions and conditions:
(i)
Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Restricted Stock lapses, the applicable Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to clauses (iii) and (iv) below, the period of forfeiture with respect to an Award of Restricted Stock granted hereunder shall lapse as provided in an applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Restricted Stock shall only lapse as to whole Shares.

(ii)
Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in an applicable Award Agreement, a Grantee shall have, in respect of the Shares subject to such Grantee’s Award of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote such Shares and the right to receive any cash dividends; provided, however that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture with respect to such Grantee’s Award of Restricted Stock lapses, and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited) (and such cash dividends shall be forfeited if the underlying Shares subject to such Award of Restricted Stock are forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to a Grantee or his or her designee promptly after, and only after, the period of forfeiture with respect to such Grantee’s Award of Restricted Stock shall lapse without forfeiture.

(iii)
Except as otherwise provided in an applicable Award Agreement, and subject to clause (iv) below, if a Grantee has a Termination of Service for any reason other than death or Disability during the applicable period of forfeiture with respect to such Grantee’s Award of Restricted Stock, then (A) the portion of such Award of Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)
Subject to the provisions of an applicable Award Agreement, in the event a Grantee has a Termination of Service on account of death or Disability, or in the event of a Change in Control (regardless of

Safehold Inc. 2023 Proxy Statement | B-11

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

whether a termination follows thereafter), during the applicable period of forfeiture with respect to a Grantee’s Award of Restricted Stock, then restrictions on such Grantee’s Award of Restricted Stock under the Plan will immediately lapse.
7.
PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1
Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion and as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) impose such conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.
7.2
Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.
7.3
Vesting.

(a)
Subject to the provisions of the applicable Award Agreements and Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b)
Unless otherwise determined by the Committee at the time of grant, Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i)
Subject to the provisions of an applicable Award Agreement and clause (ii) below, if a Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, all of such Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(ii)
Subject to the provisions of an applicable Award Agreement, in the event a Grantee has a Termination of Service on account of death or Disability, or a Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iii)
Other than as provided in this Section 7.3, in the event that a Grantee has a Termination of Service, any and all of such Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and such Grantee’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4
Settlement of Phantom Shares.

(a)
Each vested and outstanding Phantom Share held by a Grantee shall be settled by the Company by transferring, in exchange for each such vested and outstanding Phantom Share, one Share to such Grantee; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee, or (iii) in cash or by transfer of Shares as elected by the Company.

(b)
Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If payment

B-12 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

with respect to a Grantee’s Phantom Shares is paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.
(c)   (i)
Unless otherwise provided in an applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month that follows the month during which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by such Grantee to the first day of the month that follows the month during which such Grantee’s Termination of Service occurs, or such other time as may be permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii)
Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii)
Notwithstanding the foregoing, the Settlement Date with respect to a Phantom Share, if not earlier pursuant to this Section 7.4(c), shall be the date of the death of the Grantee who holds such Phantom Share.

(d)
Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)
Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by such Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is (i) a severe financial hardship to a Grantee resulting from a sudden and unexpected illness or accident of such Grantee or such Grantee’s “dependent,” as defined in Section 152(a) of the Code, (ii) the loss of a Grantee’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of a Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)
through reimbursement or compensation by insurance or otherwise,

(ii)
by liquidation of a Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)
by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.
Safehold Inc. 2023 Proxy Statement | B-13

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

7.5
Other Phantom Share Provisions.

(a)
Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b)
A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to such Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Grantee’s Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid to such Grantee’s beneficiary or estate, as applicable as soon as practicable (but no later than 60 days) after the date of such Grantee’s death.

(c)
The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d)
Notwithstanding any other provision of this Section 7, any fractional vested Phantom Share will be paid out in cash at the applicable Phantom Share Value as of the Settlement Date.

(e)
No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6
Claims Procedures.

(a)
To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i)
approve the claim and take appropriate steps for satisfaction of the claim; or

(ii)
if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b)
The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special

B-14 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.
8.
PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1
Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.
8.2
Certain Terms.

(a)
The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b)
Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c)
Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(d)
The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3
Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time. Notwithstanding anything in the Plan to the contrary, no dividend equivalents or Dividend Equivalent Rights shall be payable in respect of outstanding Options or unvested awards (provided that dividend equivalents may be accumulated in respect of unvested Awards and paid within 30 days after such Awards are earned and become payable or distributable).
8.4
Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted
Safehold Inc. 2023 Proxy Statement | B-15

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
9.
OTHER AWARDS.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Other Awards shall also include cash payments (including the cash payment of Dividend Equivalent Rights) under the Plan having such terms and conditions as the Committee may determine. Such cash payments may be based on one or more criteria determined by the Committee which are unrelated to the value of Shares and which may be granted in tandem with, or independent of, other Awards under the Plan.
10.
PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.
11.
TAX WITHHOLDING.

11.1
In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).
11.2
Share Withholding.

(a)
Upon exercise of an Option, an Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned whole Shares (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that an Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)
Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), a Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the

B-16 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

liability for such withholding taxes. In the event that a Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.
(c)
Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, a Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (which such holder has held for at least six months prior to the delivery of such Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that a Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3
Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, a Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to such Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and all applicable Options, Restricted Stock, Phantom Shares and Dividend Equivalent Rights shall be forfeited upon the failure of a Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of any Options, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Shares or Dividend Equivalent Rights.
An Award Agreement may provide that a Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole Shares (which such Participant has held for at least six months prior to the delivery of such Shares or which such Participant purchased on the open market and for which such Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise, or (D) any combination of (A) and (B), in each case to the extent set forth in an applicable Award Agreement; provided however, that the Committee shall have the sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Award Agreement may provide for Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying a Participant’s maximum marginal tax rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by such Participant.
12.
REGULATIONS AND APPROVALS.

(a)
The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)
The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)
Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the

Safehold Inc. 2023 Proxy Statement | B-17

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.
(d)
In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)
Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.
INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights, or other Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and any Award Agreement entered into hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant of an Award, may exercise its discretion hereunder at the time of such grant of such Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or stock appreciation right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such stock appreciation right below the Option Price or exercise price as of the date the Option or stock appreciation right was granted. In addition, no Option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, stock appreciation right or other Award having a lower exercise price. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.
14.
CHANGES IN CAPITAL STRUCTURE.

(a)
If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

B-18 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

(x)
the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y)
the Committee shall take any such action as in its discretion shall be necessary to maintain each Participant’s rights hereunder (including under their Award Agreements) so that each such Participant’s rights with respect to his or her respective Options, Phantom Shares and Dividend Equivalent Rights are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) any performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.
(b)
Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c)
If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that such Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d)
If a Change in Control shall occur, then the Committee, as constituted immediately before such Change in Control, may in its sole discretion, provide for any one or more of the following, subject to treatment of Awards as set forth in Sections 5.5(c), 6.3(iv) and 7.3(b)(ii) hereto:

A.
Substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; and

B.
Cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per

Safehold Inc. 2023 Proxy Statement | B-19

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

share of Common Stock received or to be received by other shareholders of the Company in such event), including, without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option over the aggregate Option Price of such Option (it being understood that, in such event, any Option having a per share Option Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).
(e)
make such adjustments as it, in its discretion, determines are necessary or appropriate in light of such Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on any Participant as determined at the time of the adjustments.

(f)
The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.
MISCELLANEOUS.

15.1
No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.
15.2
No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.
15.3
Compliance With Section 409A Of The Code.

(a)
Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements thereof.

(b)
With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if a Grantee who holds such an Award is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service of such Grantee (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to such Grantee on the first day of the seventh month following such Grantee’s Termination of Service.

(c)
Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

15.4
No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company). No special or separate fund shall be established or other segregation of assets made to assure such payments. Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the
B-20 | Safehold Inc. 2023 Proxy Statement

Exhibit B — Proposed Amendments to Safehold Inc. 2009 Long-Term Incentive Plan, as amended and restated

Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. If any Affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such Affiliate. Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and any Grantee’s rights with respect to any Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.
15.5
Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to a Participant, shall be delivered personally, sent by facsimile transmission or mailed to such Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.
15.6
Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, except in circumstances involving bad faith.
15.7
Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
15.8
Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Safehold Inc. 2023 Proxy Statement | B-21

EXHIBIT A
PERFORMANCE CRITERIA

Performance-Based Awards may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.
“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:
(i)
pre-tax income,

(ii)
after-tax income,

(iii)
net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv)
operating income,

(v)
cash flow,

(vi)
earnings per share,

(vii)
return on equity,

(viii)
return on invested capital or assets,

(ix)
cash and/or funds available for distribution,

(x)
appreciation in the fair market value of the Common Stock,

(xi)
return on investment,

(xii)
shareholder return (meaning the per annum compounded rate of increase in the Fair Market Value of an investment in Shares on the first day of the Performance Period (assuming purchase of Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Shares during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 14 of the Plan).

(xiii)
net earnings growth,

(xiv)
stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv)
related return ratios,

(xvi)
increase in revenues,

(xvii)
net earnings,

(xviii)
changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix)
number of securities sold,

B-22 | Safehold Inc. 2023 Proxy Statement

EXHIBIT A PERFORMANCE CRITERIA

(xx)
earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi)
total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxii)
the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return,

(xxiii)
adjusted income or earnings,

(xxiv)
adjusted book value,

(xxv)
core general and administrative expenses, and

(xxvi)
funds from operations.

Performance Goals may be absolute amounts or percentages of amounts, may be used on an adjusted basis, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.
Except for non-GAAP metrics, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.
Unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year; and the Committee may make objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above, to reflect any of the following events not otherwise described in clauses (A) through (E) above: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
Safehold Inc. 2023 Proxy Statement | B-23

Safehold Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
www.safeholdinc.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+ 01- Jay Sugarman 04 - Robin Josephs 02- Marcos Alvarado 05 - Jay Nydick 03- Jesse Hom 06 - Barry Ridings 07 - Stefan Selig 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 20234. Non-binding advisory vote to approve executive compensation (“Say on Pay”) For For Abstain Abstain 3. Approval of amendments to Amended and Restated 2009 Long- Term Incentive PlanEvery Year5. Advisory vote on the frequency of future Say on Payvotes For Every 2 Years Every 3 Years Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03T7TD 1 U P X

The 2023 Annual Meeting of Stockholders of Safehold Inc. will be held onTuesday, June 20, 2023 at 9:00 a.m. Eastern standard time, virtually via the internet at meetnow.global/MNZWKV7Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: www.edocumentview.com/SAFEq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qNotice of 2023 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting of Stockholders – June 20, 2023 at 9:00 a.m. Eastern Standard TimeJay Sugarman and Geoffrey M. Dugan, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Safehold Inc. to be held on June 20, 2023 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the election of seven (7) nominees as directors, FOR Item 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31.
2023, FOR Item 3, approval of amendments to Amended and Restated 2009 Long-Term Incentive Plan, and FOR Item 4, non-binding advisory vote to approve executive compensation (“Say on Pay”) and EVERY YEAR for Item 5, advisory vote on the frequency of future Say on Pay votes.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

Safehold

VOTE

Online

Stockholder Meeting Notice

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 Proxy Statement and 2022 Annual Report to Stockholders/Form 10-K are available at:

www.envisionreports.com/SAFE

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/SAFE**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 9, 2023 to facilitate timely delivery.

2 N O T

03T7UC

+OnlineGo to www.envisionreports.com/SAFE or scan the QR code — login details are located in the shaded bar below.Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! E asy —Go to www.envisionreports.com/SAFE.Click on Cast Your Vote or Request Materials. Follow the instructions on the screen to log in.Make your selections as instructed on each screen for your delivery preferences. Vote your shares. 03T7UC

Stockholder Meeting Notice The 2023 Annual Meeting of Stockholders of Safehold Inc. will be held on Tuesday, June 20, 2023 at 9:00 a.m., Eastern Standard time, virtually via the internet at www.meetnow.global/MNZWKV7.To access the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4 and EVERY YEAR for Proposal 5:1.Election of Directors: 01 – Jay Sugarman 02 – Marcos Alvarado 03 – Jesse Hom04 – Robin Josephs 05 – Jay Nydick06 – Barry Ridings 07 – Stefan Selig2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 20233.Approval of amendments to Amended and Restated 2009 Long-Term Incentive Plan4.Non-binding advisory vote to approve executive compensation (“Say on Pay”)5.Advisory vote on the frequency of future Say on Pay votesPLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.Here’s how to order a copy of the proxy materials and select delivery preferences:Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.—Internet – Go to www.envisionreports.com/SAFE. Click Cast Your Vote or Request Materials.—Phone – Call us free of charge at 1-866-641-4276.—Email – Send an email to investorvote@computershare.com with “Proxy Materials Safehold Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 9, 2023.